Filed with the Securities and Exchange Commission on April 29, 2011
Registration No.  333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Networking Partners Inc.
(Name of small business issuer in its charter)

Nevada	7900	45-0921541
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

857 Sarno Road,
Melbourne, Florida 32935
Telephone (321) 984-8858
(Address and telephone number of registrant’s principal executive offices)

Pino G. Baldassarre
President
857 Sarno Road,
Melbourne, Florida 32935
Telephone (321) 984-8858
(Name, address and telephone number of registrant’s agent for service)

Copies to:
David E. Wise, Esq.
Law Offices of David E. Wise, P.C. 9901 IH-10 West, Suite 800 San Antonio, Texas 78230 Telephone: (210) 558-2858 Facsimile: (210) 579-1775

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ______________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ______________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ______________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filed or a smaller reporting company.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities to be	Amount to be	Offering Price	Aggregate Offering	Amount of
Registered	Registered (1)	per Share ($)	Price ($)(2)	Registration Fee($)

Shares of Common Stock, par value $0.001	5,000,000	$0.50	$2,500,000	$290.25

(1)	5,000,000 shares are being offered by a direct offering at the price of $0.50 per share.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 (o) of the Securities Act, based upon the maximum fixed price of the direct offering.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed.  This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED __________, 2011

Prospectus

Networking Partners, Inc.

Shares of Common Stock

$ 0.50 per share

5,000,000 Shares Maximum – 200,000 Shares Minimum

Networking Partners Inc. (“Company”) is offering on a best-efforts basis a maximum of 5,000,000 shares of its common stock at a price of $ 0.50 per share. The shares are offered on a self-underwritten, “best efforts,” directly through our officers and directors.  The shares will be offered at a fixed price of $0.50 per share for a period not to exceed 180 days from the date of this prospectus.  There is no minimum number of shares required to be purchased.  We intend to open a standard bank checking account at Wachovia Bank to be used only for the deposit of funds received from the sale of shares in this offering.  The foregoing account is not an escrow, trust or similar account.  It is merely a separate account under our control where we have segregated your funds.  As a result, creditors could attach the funds.

We are offering a minimum of 200,000 up to a maximum of 5,000,000 shares of our common stock in a direct public offering on a best efforts basis, without any involvement of underwriters or broker-dealers.  The offering price is $.50 per share.  In the event that 200,000 shares are not sold within 180 days, all money received by us will be promptly returned to you without interest or deduction of any kind.  In the event that the maximum of 5,000,000 shares of our common stock are sold prior to 180 days after the date of our prospectus, we will terminate this offering.  The maximum time during which shares may be sold pursuant to this offering is 180 days from the date of our prospectus.  We will not extend this offering beyond such 180 day period.  See “Use of Proceeds” and “Plan of Distribution.”

  No commission or other compensation related to the sale of the shares will be paid to our officer and director.  Our officers and directors will not register as a broker-dealer with the Securities and Exchange Commission in reliance on Rule 3a4-1 of the Securities Exchange Act. The intended methods of communication include, without limitation, telephone and personal contact. For more information, see the section titled “Plan of Distribution” herein.

No officer and director of the issuer or any affiliated parties thereof will purchase shares in this offering.

The Company is a development stage start-up, and currently has limited operations.  Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a complete loss of your investment.

Prior to this offering, there has been no public market for our common stock.  In the event that we sell at least the maximum number of shares in this offering, of which there is no assurance, we intend to have our shares of common stock quoted on the Over the Counter Bulletin Board operated by the Financial Industry Regulatory Authority (“FINRA”).  There is no assurance that our shares will ever be quoted on the Over the Counter Bulletin Board.

Investing in our common stock involves risks.  See “Risk Factors” starting at page 5.

Neither The Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

	Number of Shares	Offering Price	Underwriting Discounts and Commissions	Proceeds to the Company
Per Share	1	$0.50	$0.00	$0.50
Maximum	5,000,000	$0.50	$0.00	$2,500,000
Minimum	200,000	$0.50	$0.00	$100,000

We do not intend to use this offering prospectus before the effective date of our registration statement.

The date of this prospectus is ___________________, 2011.

SUMMARY OF OUR OFFERING

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus.  In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,” and “Company” are to Networking Partners, Inc.  References to “Koini,” “Koini sites” and “Koini web sites” are references to our two social networking websites:  www.koiniclub.com and www.koini.com.

Our Business

We were incorporated on November 2, 2010, in the State of Nevada. On December 21 2010, we purchased two social networking websites from Anne´s Diary, Inc., called www.koiniclub.com  and www.koini.com. Our primary focus is on building social networking applications similar to Facebook, MySpace, FourSquare and Twitter, which have proven to be networking tools that have changed the way people look at, and interact with, the world. We believe that social networking tools and technology by the very nature of their potential mass adoption will continue to provide huge opportunities for those companies focused on this sector.

We are focused on developing social networking tools and technology, acquiring the same and partnering with compatible businesses for in-house developed projects.

The primary drivers for users to join our www.koiniclub.com and www.koini.com web sites are:  Internet safety and parental controls, functionality, privacy, competitions and the international bias of the site. It is a communication tool for keeping in touch with friends and making friends internationally. The Koini Club site is designed to connect people around topics of mutual interest and then encourage further interaction by competing against each other or in collaboration to win prizes related to those topics. Hence, the tag line “Connecting you with people like you.”

We are a development stage company and have not generated any revenues to date.  Our limited start-up operations have consisted of the formation of our business plan, identification of our target market and acquisition of two social networking websites.

We have limited business operations and have achieved losses since inception.  For the year ended December 31, 2010, we had no revenue and no operating expenses.  As of December 31, 2010, our assets consisted of our two web sites: www.koiniclub.com and www.koini.com, which we valued at $3,630,000. We will need the funds from this offering in order to fully implement our business plan as discussed in the “Plan of Operation” section of this prospectus.  We have been issued a going concern opinion from our auditors as a result of not generating any business to date.

On April 14, 2011, we issued a $50,000 Convertible Note to our President, Pino G. Baldassarre. The note bears interest at the rate of 10% per annum and is due and payable on or before October 14, 2011.  Mr. Baldassarre has made advances on behalf of the Company in the amount of $3,500 since our inception and has verbally committed to advance an additional $46,500 to fund our operations and offering expenses over the next few months.  The note is convertible into shares of our Common Stock at a conversion rate of $.10 per share.  The note holder can convert the principal and accrued interest on the note into shares of our Common Stock beginning July 14, 2011. See also “Certain Relationships and Related Transactions.”

Our monthly “burn rate,” the amount of expenses we expect to incur on a monthly basis, is approximately $15,000 for a total of $90,000 for the maximum of 180 days during which this offering will be made.  We have relied, and will continue to rely, on loans from our officers and directors and will rely on third parties to fund operations.  However, we do not have any written agreements with our officers, directors or third parties to loan us any money except for the loan described above to fund our operating expenses during the 180 days during which this offering will be made.

In order to complete our plan of operations, we estimate that $2,500,000 in funds will be required.  The source of such funds is anticipated to be the net proceeds from this offering.  If we fail to generate $2,500,000 from this offering, we may not be able to fully carry out our plan of operations.

Assuming we raise the minimum amount of $100,000 in this offering, we believe we can satisfy our cash requirements during the next 12 months and begin to implement our business plan at a slower pace than if we raise the maximum amount in this offering.

Assuming we raise the maximum amount of $2,500,000 in this offering, we believe we can fully implement our business plan.

We believe the proceeds from the offering will allow us to operate for twelve months, whether the minimum or maximum is raised.  However, the extent of our operations will be less if we only raise the minimum.

Our principal and executive offices are located at 857 Sarno Road, Melbourne, Florida 32935. Our telephone number is (321) 984-8858. Our corporate website is www.networkingpartners.com.

Our fiscal year end is December 31.

THE OFFERING

Following is a brief summary of this offering:

Securities being offered:	A minimum of 200,000 shares of common stock and a maximum of 5,000,000 shares of common stock

Offering price per share:	$0.50

Offering period:
The shares are being offered for a period not to exceed 180 days.  In the event we do not sell the minimum of 200,000 shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

Net proceeds to our company:	Approximately $100,000 assuming the minimum number of shares is sold. Approximately, $2,500,000 assuming the maximum number of shares is sold.

Use of proceeds:	We intend to use the proceeds to pay for offering expenses, the implementation of our business plan and for working capital.

Number of shares outstanding
before the offering:	14,816,327

Number of shares outstanding
after the offering if all shares
are sold:	19,816,327

RISK FACTORS

Investing in our common stock involves a high degree of risk and you should be able to bear the complete loss of your investment. You should carefully consider the risks described below, the other information in this Prospectus and the documents incorporated by reference herein when evaluating our company and our business. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known by us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline and investors could lose all or a part of the money paid to buy our common stock.

Risks Associated With Our Company

Because our auditors have issued a going concern opinion, there is substantial uncertainty that we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment.

We lack an operating history and have losses that we expect to continue into the future.  There is no assurance our future operations will result in profitable revenues.  If we cannot generate sufficient revenues to operate profitably, we will cease operations and you will lose your investment.

We were incorporated in Nevada on November 2, 2010, and we have recently started our business operations.  We have no operating history upon which an evaluation of our future success or failure can be made.  Our ability to achieve and maintain profitability and positive cash flow is dependent, among other things, upon:

•	completion of this offering;
•	our ability to continue to attract users to our web sites;
•	our ability to attract advertisers to our web sites;
•	the amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our business, operations and infrastructure;
•	general economic conditions and those economic conditions specific to the Internet and Internet advertising;
•	our ability to keep our web sites operational at a reasonable cost and without service interruptions; and
•	geopolitical events such as war, threat of war or terrorist actions.

Based upon current plans, we expect to incur operating losses in future periods since we will be incurring expenses and not generating any significant revenues.  We cannot guarantee that we will be successful in generating revenues in the future.  Our failure to generate revenues will cause you to lose your investment. If we need additional funds and are unable to raise the money, we will have to cease operations.

As a result of our intensely competitive industry, we may not gain enough market share to be profitable.

The social networking business is intensely competitive and due to our small size and limited resources, we may be at a competitive disadvantage, especially as a public company.  There are several firms offering social networking services.  However, we are not aware of any such firms that are public companies.  Many of our competitors have proven track records and substantial human and financial resources, as opposed to our Company who has limited human resources and little cash.  Also, the financial burden of being a public company, which will cost us between $40,000 and $50,000 per year in auditing fees and legal fees to comply with our reporting obligations under the Securities Exchange Act of 1934 and compliance with the Sarbanes-Oxley Act of 2002 will strain our finances and stretch our human resources to the extent that we may have to price our social networking services and advertising fees higher than our non-publicly held competitors just to cover the costs of being a public company.

If we do not make a profit, we may have to suspend or cease operations.

We expect to experience significant fluctuations in our future quarterly operating results due to a variety of factors, many of which are outside our control, including, but not limited to, (i) demand for the our services; (ii) introduction or enhancement of services offered by our competitors and us; (iii) market acceptance of new services offered by our competitors and us; (iv) price reductions by our competitors and us or changes in how such services are priced; (v) the mix of services offered by our competitors and us;  (vi) costs of litigation, if any; (vii) the growth of the social networking business in general; (viii) our ability to attract, train and retain qualified personnel; (ix) the amount and timing of operating costs and capital expenditures related to expansion of our business, operations and infrastructure; and (x) governmental regulations.  It often is difficult to forecast the effect such factors, or any combination of them, would have on our results of operations for any given fiscal quarter or fiscal year.  We can not insure investors that we will be able to achieve profitability.  If we cannot operate our business profitably, we will have to suspend our operations or cease our operations altogether.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.  As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, our brand and operating results could be harmed.  We will strive to adopt and implement effective internal controls and maintain the effectiveness of our internal controls in the future.

We are vulnerable to the current economic crisis which may negatively affect our profitability and ability to carry out our business plan.

We are currently in a severe worldwide economic recession.  Runaway deficit spending by the United States government and other countries further exacerbates the United States and worldwide economic climate and may delay or possibly deepen the current recession.  Currently, a lot of economic indicators such as rising gasoline and commodity prices, suggest higher inflation, dwindling consumer confidence and substantially higher taxes.  Demand for the services we offer tends to decline during recessionary periods when disposable revenue is lower and may impact sales of our services.  In addition, sudden disruptions in business conditions as a result of a terrorist attack similar to the events of September 11, 2001, including further attacks, retaliation and the threat of further attacks or retaliation, war, civil unrest in the Middle East, adverse weather conditions or other natural disasters, such as Hurricane Katrina, pandemic situations or large scale power outages can have a short term or, sometimes, long term impact on spending.  The worldwide recession is placing severe constraints on the ability of all companies, particularly smaller ones, to raise capital, borrow money, operate effectively and profitably and to plan for the future.

Our intellectual property rights are valuable and any inability to protect them could reduce the value of our brand and our business.

We have no patents or trademarks. Our trade secrets, copyrights and our other intellectual property rights are important assets for us.  There are events that are outside of our control that pose a threat to our intellectual property rights.  For example, effective intellectual property protection may not be available in every country in which our services are made available through the Internet.  Also, the efforts we have taken to protect our propriety rights may not be sufficient or effective.  Any significant impairment of our intellectual property rights could harm our business or our ability to compete.  Also, protecting our intellectual property rights could be expensive and time consuming.

Our business is subject to a variety of U.S. and foreign laws, which could subject us to claims or other remedies based on the nature and content of the information searched or displayed on our web sites.

The laws relating to the liability of providers of online services for activities of their users are currently unsettled both within the U.S. and abroad.  Claims have been threatened and filed against other web site hosts under both U.S. and foreign law for defamation, libel, invasion of privacy and other data protection claims, tort, unlawful activity, copyright or trademark infringement, or other theories based on the nature and content of the materials searched and the ads posted or the content generated by users of web sites.

Several federal laws could have an impact on our business.  Compliance with these laws and regulations is complex and may impose significant additional costs to us.  For example, the Digital Millennium Copyright Act has provisions that limit, but do not eliminate, our liability for listing or linking to third-party web sites that include materials that infringe copyrights or other rights, so long as we comply with the statutory requirements of this act.   The Children’s Online Protection Act and the Children’s Online Privacy Protection Act restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from minors.  In addition, the Protection of Children from Sexual Predators Act of 1998 requires online service providers to report evidence of violations of federal child pornography laws under certain circumstances.  Any failure on our part to comply with these regulations may subject us to additional liabilities.

We also face risks associated with international data protection.  The interpretation and application of data protection laws in Europe and elsewhere are still uncertain and in flux.  It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices.  If so, in addition to the possibility of fines, this could result in an order requiring that we change our data practices, which in turn could have a material effect on our business.

Each state in the U.S. has adopted various ancillary laws related to data protection and the distribution of materials considered harmful to children.

Risks Associated With This Offering:

Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches your subscription, you will lose your investment.

Your funds will not be placed in an escrow or trust account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.  As such, if the minimum conditions of this offering are not satisfied, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.  If that happens, you will lose your investment and your funds will be used to pay creditors.

Our shareholders may be diluted significantly through our efforts to obtain financing, fund our operations and satisfy our obligations through issuance of additional shares of our common stock.

We have no committed source of financing.  We will likely have to issue additional shares of our common stock to fund our operations and to implement our plan of operation.  Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations.  In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock.  Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the 80,183,673 authorized, but unissued, shares of our common stock.  Future issuances of shares of our common stock will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value and that dilution may be material.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

Our common stock is not presently quoted on the Over the Counter Bulletin Board or traded in any market.  Therefore, you may not be able to resell your stock.

Because the Securities and Exchange Commission imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them.  This means that you may have difficulty reselling your shares and this may cause the price of our shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder that impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket.  For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you.  Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares.  This could prevent you from reselling your shares and may cause the price of our shares to decline.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA’) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status,  investment objectives and other information.   Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock.  Further, many brokers charge higher transactional fees for penny stock transactions.  As a result, fewer broker-dealers may be willing to make a market in our common stock, which may limit your ability to buy and sell our stock.

Dependence on Directors and persons to be hired

Our success will be dependent to a significant degree upon the involvement of our officers and directors, who are in charge of the development and operations.   It would be difficult for the Company to find adequate replacements for these key individuals.  In addition, we will need to attract and retain additional talented individuals in order to carry out our business objectives.  The competition for such persons will be intense and there are no assurances that these individuals will be available to us.

Our compliance with changing laws and rules regarding corporate governance and public disclosure may result in additional expenses to us which, in turn, may adversely affect our ability to continue our operations.

Keeping abreast of, and in compliance with, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and, in the event we are ever approved for listing on either an automated quotation system or a registered exchange, any system or stock exchange rules, will require an increased amount of management attention and external resources.  We intend to continue to invest all reasonably necessary resources to comply with evolving standards, which may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance and disclosure activities.  This could have an adverse impact on our operations.

We have never paid dividends on our common stock and do not intend to pay dividends in the future.

We have never paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future.

There are risks associated with forward-looking statements.

This prospectus contains certain forward-looking statements regarding management’s plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance.  The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations and (e) our anticipated needs for working capital.  These statements may be found under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” in this prospectus, as well as in this prospectus, generally.  Actual events or results may differ materially from those discussed in forward looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus, generally.  In light of these risks and uncertainties, there can be no assurance that the forward looking statements contained in this prospectus will, in fact, occur.

FOR ALL OF THE FOREGOING REASONS AND OTHER REASONS SET FORTH HEREIN, AN INVESTMENT IN OUR SECURITIES IN ANY MARKET THAT MAY DEVELOP IN THE FUTURE WILL INVOLVE A HIGH DEGREE OF RISK.

CAUTIONARY STATEMENTS REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward looking statements.  These statements relate to future events or future financial performance and involve known and unknown risks, uncertainties and other factors that may cause Networking Partners, Inc.’s or our industry’s  actual results,  levels of activity,  performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward looking statements.

In some cases, you can identify forward looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these terms or other comparable terminology.  These statements are only predictions.  Actual events or results may differ materially.  Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  We are under no duty to update any of the forward looking statements after the date of this prospectus to confirm our prior statements to actual results.

Further, this prospectus contains forward-looking statements that involve substantial risks and uncertainties.   Such statements include, without limitation, all statements as to expectation or belief and statements as to our future results of operations, the progress of any product development, the need for, and timing of, additional capital and capital expenditures, partnering prospects, the protection of and the need for additional intellectual property rights, effects of regulations, the need for additional facilities and potential market opportunities.

TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the common stock offered herein.  In making an investment decision, investors are strongly encouraged to consult their own tax advisors to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our common stock.

USE OF PROCEEDS

Our offering is being made in a direct public offering, without any involvement of underwriters or broker-dealers, on a 200,000 common shares minimum, 5,000,000 common shares maximum basis.  The table below sets forth the use of proceeds if 200,000 or 5,000,000 common shares of the offering are sold.

	Minimum		Maximum

Number of common shares		200,000	5,000,000

Gross proceeds		$100,000	$2,500,000
Offering expenses (1)		50,000	50,000
Net proceeds		$50,000	$2,450,000

The net proceeds will be used as follows:

Website development	$		$1,000,000
Marketing and advertising			600,000
Licensing and Hosting Servers			100,000
Computer - Servers			70,000
Rent			30,000
Office Equipment and Furniture			20,000
Professional fees			100,000
Salaries		40,000	480,000
Other expenses		10,000	50,000
TOTAL		$50.000	$2.450.000

(1) Total estimated offering expenses of $50,000 to be paid from the proceeds of the offering are for legal fees and auditing fees, EDGAR filer fees, SEC registration fees, FINRA filing fees, blue sky filing fees and printing costs related to this offering.  No other expenses of the offering will be paid from the proceeds.

We believe the proceeds from the offering will allow us to operate for twelve months, whether the minimum or maximum amount is raised.  We believe the proceeds of this offering will last twelve months, including filing reports with the Securities and Exchange Commission, as well as the business activities contemplated by our business plan.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise a minimum of $2,500,000 in this offering.  The offering price bears no relationship to our assets, earnings, book value or other criteria of value.  Among the factors we considered were:

●	our lack of operating history;
●	the proceeds to be raised by the offering;
●	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholders; and
●	our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of our shares being offered.  Dilution of the value of our shares you purchase is also a result of the lower book value of our shares held by our existing stockholders.

As of April 27, 2011, the net tangible book value of our shares of common stock was $3,634,056 or approximately $.245 per share based upon 14,816,327 shares outstanding.

If the Maximum Number of Shares are sold

Upon completion of this offering if all 5,000,000 of our shares are sold, the net tangible book value of the 19,816,327 shares to be outstanding will be $6,134,056 or approximately $.31 per share.  The net tangible book value of our shares held by our existing stockholder will be increased by $.065 per share without any additional investment on their part.  You will incur an immediate dilution from $.19 per share.

After completion of this offering, if 5,000,000 shares are sold, investors in this offering will collectively own 25.2% of the total number of outstanding shares for which they will have made an aggregate cash investment of $2,500,000, or $.50 per share.  Our existing stockholders will own 74.8% of the total number of outstanding shares for which they have made cash or asset contributions totaling $3.637.556 or approximately $.246 per share.

If the Minimum Number of Shares are sold

Upon completion of this offering, in the event 200,000 of the shares are sold, the net tangible book value of the 15,016,327 shares then outstanding will be $3,734,056, or approximately $.249 per share.  The net tangible book value of our shares held by our existing stockholders will be increased by $.004 per share without any additional investment on their part.  Persons who invest in this offering will incur an immediate dilution from $.50 per share to $.249 per share.

After completion of this offering, if 200,000 shares are sold, investors in this offering will collectively own approximately 1.33% of the total number of outstanding shares for which they will have made an aggregate cash investment of $100,000 or $.50 per share.  Our existing stockholders will own approximately 98.67% of the total number of outstanding shares for which they have made cash and asset contributions totaling $3,637,556 or approximately $.246 per share.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of April 27, 2011, we had 14,816,327 shares of common stock issued and outstanding.

There currently exists no public trading market for our common stock.  We do not expect a public trading market will develop until we become a reporting company under the Securities Exchange Act of 1934, as amended.  There can be no assurance that a public trading market will develop at that time or be sustained in the future.  Without an active public trading market, investors in this offering may be unable to liquidate their shares of our common stock without considerable delay, if at all.  If a market does develop, the price for our shares may be highly volatile and may bear no relationship to our actual financial condition or results of operations.  Factors we discuss in this prospectus, including the many risks factors associated with an investment in our Company, may have a significant impact on the market price of our common stock.  Also, because of the relatively low price at which our common stock will likely trade, many brokerage firms may not effect transactions in our common stock.

Holders

As of April 27, 2011, there were 15 shareholders of record of our common stock.

Dividends

We have not paid cash dividends on any class of common equity since formation and we do not anticipate paying any dividends on our outstanding common stock in the foreseeable future.  There are no material restrictions limiting or that are likely to limit our ability to pay dividends on its outstanding securities.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 5,000,000 shares of common stock on a best efforts basis, 200,000 shares minimum, 5,000,000 shares maximum.  The offering price is $.50 per share.  Funds from this offering will be placed in a separate bank account at Wachovia Bank.  The funds will be maintained in a separate bank until we receive a minimum of $100,000 at which time, we will remove those funds and use the same as set forth in the Use of Proceeds section of this Prospectus.  This account is not an escrow, trust or similar account.  Your subscription will only be deposited in a separate bank account under our name.  As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the $100,000 in this offering.  As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached.  Any funds received by us thereafter will be immediately used by us.  If we do not receive the minimum amount of $100,000 within 180 days of the effective date of our registration statement, all funds will be promptly returned to you without a deduction of any kind.  During the 180 day period, no funds will be returned to you.  You will only receive a refund of your subscription if we do not raise a minimum of $100,000 within the 180 day period referred to above.  There are no broker-dealers or finders involved in our distribution.  Officers, directors, affiliates or anyone involved in marketing our shares will not be allowed to purchase shares in the offering.  You will not have the right to withdraw your funds during the offering.  You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or if there is a material change in the terms of the offering.  The following bullet points contain some, but not all, of the material changes that would entitle you to a refund of your money:

●	a change in the offering price;
●	a change in the minimum sales requirement;
●	a change to allow sales to affiliates in order to meet the minimum sales requirement; or
●	a change in the amount of proceeds necessary to release the funds held in the separate bank account.

If any material changes to this offering occur, such changes will be reflected in a post-effective amendment.

We will sell the shares in this offering through our two officers and directors, who will receive no commission from the sale of any shares.  They will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1.  Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer.  The conditions are that:

1.	The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his or her participation; and,

2.	The person is not compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.	The person is not at the time of his or her participation, an associated person of a broker-dealer; and,

4.
The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he or she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance on Paragraphs  (a)(4)(i) or (a)(4)(iii).

Our two officers and directors who are selling our shares in this offering, Pino G. Baldassarre and Enzo Taddei, are not statutorily disqualified and are not being compensated based on the amount of funds raised in this offering.  They are and will continue to be our officers and directors at the end of the offering and have not been during the last twelve months and are not currently a broker-dealer or associated with a broker-dealer.  They will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered.  We will not utilize the Internet to advertise our offering.  Our officers and directors will also distribute the prospectus to potential investors at meetings, to business associates and to their friends and relatives who are interested in a possible investment in the offering.  No shares purchased in this offering will be subject to any kind of lock-up agreement.

Management and affiliates thereof will not purchase shares in this offering to reach the minimum.

We do not have any agreements with underwriters with respect to the sale of shares in this offering.  In the event the Company sells all or part of the shares offered in this prospectus to or through an underwriter, the maximum compensation paid to any such underwriter shall be 8%.

Section 15(g) of the Exchange Act - Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 other than securities registered on certain national securities exchanges or quoted on the OTC Bulletin Board system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  However, even stocks quoted on the OTC Bulletin Board system can still qualify as penny stocks.  Our Common Stock will more than likely be considered a penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which:

●	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
●	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;
●	contains a brief, clear, narrative description of a dealer market, including “BID” and “ASK” prices for penny stocks and the significance of the spread between the bid and ask price;
●	contains a toll-free telephone number for inquiries on disciplinary actions;
●	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
●	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

●	with bid and offer quotations for the penny stock;
●	the compensation of the broker-dealer and its salesperson in the transaction;
●	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
●	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our securities because it will be subject to these penny stock rules.  Therefore, security holders may have difficulty selling those securities.

State Securities-Blue Sky Laws

There is no established public market for our common stock and there can be no assurances that any market will develop in the foreseeable future.  Transfer of our common stock may also be restricted under the securities laws or securities regulations promulgated by various states, commonly referred to as “blue sky” laws.  Absent compliance with such individual state laws, our common stock may not be traded in such jurisdiction.  Because the common stock registered hereunder has not been registered for resale under blue sky laws of every state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the common stock and of purchasers to purchase the common stock.  Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We intend to apply for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed and quoted companies, which, once published, will provide us with “manual” exemptions in approximately 39 states, the District of Columbia, Guam, Puerto Rico and U.S.  Virgin Islands, as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “STANDARD MANUALS EXEMPTIONS.”

Thirty-nine states, certain U.S.  Territories (Guam, Puerto Rico and U.S. Virgin Islands) and the District of Columbia have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling shareholders under this prospectus.   In these states, territories and district, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor’s Corporate Manual, secondary trading of our common stock can occur without filing, review or approval by state regulatory authorities in these states, territories and district.  These 39 states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, West Virginia, Wisconsin and Wyoming.   We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective.  Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can resold by our shareholders.

Regulation M

Our officers and directors, who will sell the shares, are aware that they are required to comply with the provisions of Regulation M, promulgated under the Securities and Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes  officers  and/or  directors,  sales agents,  any broker-dealers or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Offering Period and Expiration Date

This offering will start on the date that our registration statement is declared effective by the SEC and continue for a period of 180 days, unless sooner completed or otherwise terminated by us.  We will not accept any money until our registration statement is declared effective by the SEC.

Procedures for Subscribing

We will not accept any money until our registration statement is declared effective by the SEC.  Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1.  Execute and deliver a subscription agreement, a copy of which is included with the prospectus; and

2.  Deliver a check, wire transfer, bank draft or money order to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Networking Partners, Inc.”

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND PLAN OF DEVELOPMENT STAGE ACTIVITIES

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance.  Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.  You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage corporation and have recently started our business operations, and have not yet generated or realized any revenues.

Our auditors have issued a going concern opinion.  This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  It is our belief that if we raise the $2,500,000 in this offering, such monies will last twelve months and will allow us to fully implement our business plan.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has a negative current ratio and Company has incurred an accumulated deficit of $0 for the period from inception, November 2, 2010, to December 31, 2010. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The following table provides selected financial data about our company for the period from the date of incorporation through December 31, 2010.  For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data:

Cash	$-
Total assets	$3,637,556

Total liabilities	$3,633,500
Shareholders’ equity	$4,056

Other than the shares offered by this prospectus, no other source of capital has been identified or sought.  If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our two directors have verbally agreed to advance the company funds to complete the registration process.

Plan of Development Stage Activities

Assuming we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months and begin to implement our business plan at a slower pace than if we raise the maximum amount in this offering.

We cannot assure you that we will be able to raise the maximum $2,500,000 in offering proceeds in this offering.  Assuming we raise the maximum $2,500,000 in this offering, we believe we can satisfy our cash requirements during the next 12 months and fully implement our business plan and develop our www.koini.com and www.koiniclub.com web sites into a very dynamic, functional, popular and safe social networking experience..

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Proposed Milestones to Implement our Business Operations

The following milestones are estimates only.  The working capital requirements and the projected milestones are approximations only and subject to adjustment based on costs and needs.  Our 12 month budget is based on minimum operations which will be completely funded by the $2,500,000 raised through this offering.  If we begin to generate profits, we will increase our marketing and sales activity, accordingly.

We estimate revenue to begin in the fourth quarter of 2011.  The costs associated with operating as a public company are included in our budget.  Management will be responsible for the preparation of the required documents to keep the costs to a minimum.

We plan to complete our milestones as follows. The columns also take into account what we will be able to achieve with the minimum raised and what we could do if the maximum funding is raised.

Milestones achievable at minimum and maximum funding levels

$100,000 raised		$2.5 million raised

Redesign of site	Aug. 2011	Redesign of site	Aug. 2011
Complete Shiny ads implementation	Sept. 2011	Complete Shiny ads implementation	Sept. 2011
Roll out full functioning Credits	Sept. 2011	Roll out full functioning Credits	Sept. 2011
Roll out of API	Nov. 2011	Roll out of API	Sept. 2011
200,000 members	Nov, 2011	200,00 members	Sept. 2011
Roll our mobile site	Nov. 2011	Roll out mobile site	Oct. 2011
Marketing for online ads and comps	Dec. 2011	Sales Operation for sponsored comps	Aug 2011
Sales operation for sponsored comps	Dec. 2011	Development of iPhone App	Aug 2011
Development of iPhone app	Jan 2012	Launch of IPhone App	Aug 2011
Launch of iPhone app	Mar 2012	Marketing Launch	Aug 2011
Marketing Launch	Apr 2012	Continued roll out of ‘Build out’ features	Aug 2011
		Evaluation of Marketing and mobile launch	Sept 2011
		600,000 members	Dec 2011
		2nd Sales Operation for sponsored comps	Jan 2012
		Evaluation of Shiny ads platform	Feb 2012
		Develop Koini ad platform	Mar 2012
		1,000,000 members	Apr 2012

Please see discussion below for an explanation of each project.

Complete the redesign of the site. This redesign encompasses upgrades to functionality that will enhance potential revenues from increased page views:

The gallery section is launched on the site but is an ongoing development project as image sharing is one of the most popular social activities.

●
The functionality to make groups “public,” i.e., searchable. The ability to make groups public, i.e., viewable without being signed into Koini Club, is something that would be appropriate for businesses or groups who want to attract members and support from outside of Koini Club.  These groups, although public, would offer little interaction for the non-registered user as they would have to be a member to join the discussion. This works for Koini in that it comes into our central “safety” culture; however, by being “semi-public,” the group owner can obtain search “juice” for their cause, project or business, as well as Koini.

●
Dynamic profile view. Google’s instant search is typical of how Internet companies are looking to cut down the amount of time it takes to achieve “information gratification.” Twitter cut blogging down to posts of no more than 140 characters. Speed is what people want, so by creating a dynamic profile section, members can get snap shot information as they browse without having to leave the current page.

●
Enhanced gadgets. The gadgets on the site require updating and bringing in line with the new design and functionality required by that design. We are working on having a small amount of new gadgets at launch

Complete “Open Registration” filters:

●	Filtering for under 18 members to have “email request filter” added to 18+ (ages) friend requests.
●	Group filtering or age appropriate function

The opening of the site to all age groups has to fit in with our core principal of safety, especially safety for younger people. The filters that are being implemented will allow the extension of the site, but will essentially “ring-fence” our younger members.

●
Complete the implementation of text and video chat. Text and video chat is already immensely popular with Koini Club members; however, the method of choice is “Tiny Chat” or MSN instant messaging. Tiny Chat is a nice tool but the public system is un-moderated and open to all (subject to chat group owner’s rules). Koini believes that for younger members, it would be safer to offer an in-house solution and for 18+ members, it was an essential piece of functionality. We, therefore, brought in the Tiny Chat system into our groups and integrated it so that members may use the Tiny Chat functionality using their usernames on Koini. Our own chat system is available directly from every page. Both systems are under evaluation for effectiveness.

●
Complete Public Pages and Sponsored Competitions. The public pages and competitions section is very important to revenue generation and the central core of the revenue model of the site.  Having completed 70% of the work required for this section, as of the date of this prospectus, we anticipate being able to launch the new design on schedule.

Complete the implementation of Shiny Ads platform:

●	Including the initial work on a contextual element within the platform
●	Implement an advertising sales program

The Shiny Ads platform allows businesses to advertise on the platform with little interaction (other than reviewing ads) by Koini staff. Shiny Ads has also agreed to work with Koini to create a contextual based ad system with Koini Club as the test site.

An evaluation of the performance of the Shiny Ads platform will be made after a testing period. The ideal would be to create our own internal platform at a later stage of development.

Complete the implementation of the Koini Credits system. This system is active but requires completion in the following area:

●	Predefined awarding of Credits
●	Random daily log in Credits
●	Internal Payment System

Koini Credits will become a very important part of the site as it is being integrated with almost everything on the site. Predefined actions, such as logging on, will encourage people to visit the site each day in the search for more Credits. Credits have a function for competitions, where members can “buy” into competitions with Credits. If member does not have the required Credits to enter a competition and wants to get started right away, then they will have to purchase Credits. The purchase system for Credits has been built and simply requires further integration to be active.

Completion of the mobile platform. A thinned out mobile optimized site will be launched to cater to those who desire accessing the site via mobile devices, which is currently around 4,000 times per month.

Development of Application Programming Interface (API). The API will allow several functions, some of those that are planned developments are:

●	Applications by developers, creating games and other programs that members can use on the site.
●	A Koini Credits system which can be integrated on advertisers’ or sponsors’ sites where, for the fee they pay us, Credits can be earned for taking predetermined actions on their sites.

Sales operation for sponsored competitions. The sponsored competitions and special deals section that will be available in the public pages section are available to be automated; however, there will be a requirement to have a sales team presenting this to businesses and helping them create pages, which we currently do not have.

Development of the Koini Club i-Phone Application.  Although an optimized mobile platform will have been launched, it will not have specific functionality for mobile phones. The iPhone App will provide this functionality. As our budget allows, there are various functionalities that could be included beyond simply posting and checking on friends:

●
Checking on “discount deals” through the sponsored competition section based on location. This could be a “push” through SMS. For example should someone be visiting a new city on business, they could elect to receive Koini Alerts on deals they could get in that city that they would not normally get based on their IP location.

●
Augmented reality that “discovers” various options. Augmented reality is where the screen of a mobile application can be used as a camera on your immediate world; however, information about that environment can be overlaid over an image.

Evaluation of mobile application launch.  Subject to the take-up feedback and penetration of the mobile application, we intend to evaluate further integration of mobile functionality --  functionality such as a “discovery” method that could be chosen by a member via his or her mobile app. This would allow Koini friends to know when a friend is close by them. There is even potential for augmented reality once more, where a room could be “swept” on your mobile device where those Koini members, who are opened to be “discovered” by other Koini members, can be identified. Clearly, the privacy issue and safety are at the forefront of everything that Koini does, so enhanced protections will be in place with this kind of discovery as an “opt-in” rather than an “opt-out.”

12 month evaluation.  As much as the milestones within this section represent an outline of the intended path of the site over the next 12 months, constantly changing attitudes toward social networks, the expectation of members and the constant march of technological progress require that the site be evaluated on a regular basis. Given the fact that Koini Club’s purpose is to create a social platform around competitions, which has not been done before, regular evaluation takes place.

CRITICAL ACCOUNTING POLICIES

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States of America.  Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses.  These estimates and assumptions are affected by management’s applications of accounting policies. The Company has elected a December 31 fiscal year end.

In May 2009, the Financial Accounting Standards Board (“FASB”) issued an accounting standard that became part of ASC Topic 855, “Subsequent Events”.  ASC Topic 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  ASC Topic 855 sets forth (1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date.  ASC Topic 855 is effective for interim or annual financial periods ending after June 15, 2009.  The adoption of ASC Topic 855 did not have a material effect on the Company’s financial statements.

In June 2009, the FASB issued an accounting standard whereby the FASB Accounting Standards Codification (“Codification”) will be the single source of authoritative non-governmental United States of America generally accepted accounting principles (“GAAP”).  Rules and interpretive releases of the United States of America Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.  ASC Topic 105 is effective for interim and annual periods ending after September 15, 2009.  All existing accounting standards are superseded as described in ASC Topic 105.  All other accounting literature not included in the Codification is non-authoritative.  The Codification has not had a significant impact on the Company’s financial statements.

The Company has adopted Financial Accounting Standards Board (“FASB”) Statement Number 128, “Earnings per Share” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.  There are no dilutive shares outstanding.

Cash and cash equivalents include cash in banks, money market funds and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $0 in cash and cash equivalent at December 31 2010.

Deferred  income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS Number 109, “Accounting for Income Taxes,” which requires the use of the asset/liability method of accounting for income taxes.  Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance.  We are in development stage operations and have not yet generated any revenues from our operations.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns.

In addition to this offering and although we have no current plans to do so, we may seek additional equity financing at some future time in order to obtain the capital required to implement a substantially expanded business plan, which would include an increase in the social networking we intend to offer and expand our user base.

Results of Operations from November 2, 2010 (inception) to December 31, 2010 and from January 1, 2011 to March 31, 2011

We have not had any revenues since our inception on November 2, 2010.

As reflected in the accompanying financial statements, we had a net loss from operations of $3,500 for the fiscal year ended December 31, 2010. We had no expenses or revenues from operations for the fiscal quarter ended March 31, 2011.

Liquidity and Capital Resources

As reflected in the accompanying financial statements, we had no cash at December 31, 2010 or at March 31, 2011.

    On April 14, 2011, we issued an unsecured Convertible Promissory Note in the principal amount of $50,000 to Pino G. Baldassarre, our President, to cover advances made by Mr. Baldassarre to or for the benefit of the Company. As of April 14, 2011, Mr. Baldassarre had advanced $3,500 on our behalf.  Mr. Baldassarre has verbally committed to advance an additional $46,500 to us to pay for the expenses of this offering and for working capital purposes.  The Note bears interest at the rate of 10% per annum and is due and payable on or before October 14, 2011.  The Note is convertible into shares of our common stock at a conversion price of $.10 per share.  We intend to repay this note out of the proceeds of this offering unless the note has been converted into our common stock.

To meet our need for cash, we are attempting to raise money from this offering.  We cannot assure you that we will be able to raise the maximum $2,500,000 in offering proceeds in this offering.  We believe that we will be able to raise enough money through this offering to continue our operations.  If we are unable to successfully attract users and advertisers to our web sites, we may use up the proceeds from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to continue our operations.  At present, we have not made any arrangements to raise additional capital, other than through this offering.

Although we do not have any written agreements with our officers and directors to loan us money, Messrs. Baldassarre and Taddei have verbally expressed their willingness to loan us money for our operations until this offering has been completed or until the offering period has expired.  If we need additional capital and cannot raise it, we will either have to suspend operations until we do raise the capital or cease operations entirely.  It is our belief that the minimum amount raised in this offering will last twelve months.  Other than as described in this paragraph, we have no other financing plans.

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

BUSINESS

           We were incorporated on November 2, 2010, in the State of Nevada and own 100% of Koini, Inc (a Canadian, Prince Edward Island Corporation).

On December 21 2010, we bought two social networking web sites: www.koiniclub.com and www.koini.com. In this prospectus, we will often refer to our two web sites as “Koini sites” or simply as “Koini.” The word “Koini” was derived from the Greek work “Koinonia” and is pronounced “coin- ee.”

Our primary focus is on building social networking applications similar to Facebook, MySpace, FourSquare and Twitter, whose networking tools have changed the way people communicate and interact with their friends, fellow students, organizations, business associates and businesses all over the world. By the very nature of their potential mass adoption, social networking tools and technology should continue to provide huge opportunities for entrepreneurs and companies, including ours, who focus their businesses and efforts on this sector.

Our Koini sites have been developed for all age groups, but uniquely, we also have a separate system of parental controls for members under the age of 13.   Through the development of internal applications that allow us to create competitions and automate the management of these competitions, we have created a marketing tool that is working very well. This internal application is now being developed to work for businesses, both local and international, to use this application to create their own competitions that can promote their businesses. We believe the demographics of our Koini members will entice companies to advertise on our Koini sites and create competitions in order to promote their brands.

The primary drivers for users to join our www.koini.com and www.koiniclub.com sites are:  Internet safety (rigid parental controls for children under 13s), functionality, privacy, competitions and the international bias of the site. Koini is a communication tool for keeping in touch with friends and making friends at home and internationally. In the information technology segment, "functionality" (derived from Latin functio, "to perform") is the sum, or any aspect of, what a product, such as a software application or computing device, can do for a user. Marketers use a product's functionality to identify product features. A product's functionality also enables a user to have a set of capabilities to perform a task or a function.

Internet Safety

Since Koini is popular with children and young adults, Internet safety is the keystone of our business. That is why Koini has built in four levels of security for our young universe of users.

Level 1
Password Strength

The Koini password strength indicator allows a user to know how safe his or her password is from being guessed and hacked with a simple bar letting the user know how safe his or her password is from 1% to 100%. Then, a user can adjust the password to make it as strong as possible. The use of special characters (#%?$ and &), capital letters and numbers are all vital in making a password as safe as possible.

Level 2
Personal Verification Question (“PVQ”)

PVQ’s are a series of random questions that we provide to the users of our web sites. These PVQ’s range from “what was the make of your first car?” to “what was the name of your first school?”  Our users are required to enter three different PVQ’s into our system.  Then, whenever a user signs on to any of our web sites, the user will have to enter the correct answer to a randomly generated PVQ in order to enter into the site.

Koini believes that usernames and passwords provide insufficient security to protect sensitive web sites, as hacking techniques have become more advanced.  By adding a second layer of security in PVQ’s, it makes accessing someone else’s account significantly more difficult and lowers the potential for cyber-bullying and other inappropriate activities that may be launched from a “hacked” account.

Level 3
Password Protection

Secure Sockets Layer (“SSL”) protects the communication between a user (user’s browser) and our servers via encryption.  With the Koini Personal Verification system, a parent can manage the activities of their child anywhere they have Internet access, using their laptop or a trusted computer terminal.

Encryption is presently the most effective way to achieve data security.

How does encryption work?

The privacy of communications between a user (user’s browser) and our servers is insured via encryption. Encryption scrambles messages exchanged between a user’s browser and our online server, making it very difficult for unauthorized people to view information traveling between computers. It is, therefore, very unlikely that anyone can read a page or message as it travels across our network.

How does SSL Encryption work?

✓	When visiting our online sign-on page, the user’s browser establishes a secure session with our server.
✓	The secure session is established using a protocol called Secure Sockets layer or SSL Encryption. This protocol requires the exchange of what are called public and private keys.
✓
Keys are random numbers chosen for that session and are only known between a user’s browser and our server.  Once keys are exchanged, the user’s browser will use the numbers to scramble (encrypt) the messages between the user’s browser and our server.

✓
Both sides require the keys because they need to descramble (decrypt) messages received.  The SSL protocol assures privacy and also insures that no other web site can “impersonate” the selected Koini web sites or alter the information sent.

Level 4
Parental Controls

At the hub of the Koini Platform for parents is the Parental Control Dashboard, which is accessed by login at www.koini.com. When a parent first logs in they will see this:

Koini.com

Parent Dashboard

Logged in as: David999 | Logout |

New To Koini?
Click here for setup help

My Kids | My Family Members | My Account | Download Koini Browser | Competitions | Help

Menu

- Add a Child
- Add a Family Member
- Add/Remove Sites
- Download Koini Browser

My Kids | (0) Incoming Friend Requests | (0) Outgoing Friend Requests

Welcome to your Koini parent dashboard!

To complete your Koini signup process and protect your computer please click **here** to add a Child.

Please follow this **link** to watch some short video tutorials on how to get your child's account up and running or check the **help section**

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Copyright © 2010, Koini.com. All rights reserved.

This dashboard is where all of the functionality and parental tools surrounding a child's experience are concentrated. The functionality from this page is:

Add a Child - This allows the parent to add their child to the system.

Add a Family Member - This function is for adding family members to the “Circle of Trust” of the child. The family member is added to the Koini Cafe where they can interact with others as they would on any other social network, but where they can also access the instant message service of the child they have been added to.

Add/Remove Sites - This section is where parents can view sites that their child may have requested and approve or reject them. They can also manually approve sites by inputting the details in that section, thus being totally in control of their child's online experience.

Download Koini Browser - There are various places in the parents section to allow download of the browser.

Once a child is added to the platform, that child will appear in the list as so:

Koini.com

Parent Dashboard

Logged in as: David | Logout |

New To Koini?
Click here for setup help

My Kids | My Family Members | My Account | Download Koini Browser | Competitions | Help

Menu

- › Add a Child
- › Add a Family Member
- › Add/Remove Sites
- › Download Koini Browser

My Kids | (0) Incoming Friend Requests | (1) Outgoing Friend Requests

Jordan

Sites Settings
Friend and IM Settings
Jordan's Account Settings

Leah

Sites Settings
Friend and IM Settings
Leah's Account Settings

Philip

» Authorization Form
Sites Settings
Friend and IM Settings
Philip's Account Settings

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Copyright © 2010, Koini.com. All rights reserved.

Next to their names, there are various links to manage their experience online. First, however, there is the issue of verification. In the example above, there is a red “Authorization Form” next to the child's name. This will be how the first child appears when a parent adds them.

The verification process is undertaken for children who are under 13 or for any child whose parents are managing their account. Verification can be done by credit card where details are actively captured, and have verification through the card -- this process is automatic. If the parent does not wish to verify via card, they can verify via an authorization form.

The authorization form is pre-completed with the child's details and the parent's details. This form has to be signed and sent to Koini via email or fax. The details are checked, if all is acceptable and there needs to be no further verification, then the child's account is manually made live.

Site Settings - This section shows what sites have been recently added. In this section, there is functionality to view approved sites and add new ones.

Friend and IM Settings - This functionality is one of the most important on dashboard. This functionality is where parents control who can see their children on the Koini Club and who can interact with them and with your child on the instant message service. This is what the section looks like:

Koini.com

Parent Dashboard

Logged in as: **David** | Logout |

New To Koini?
Click here for setup help

My Kids | My Family Members | My Account | Download Koini Browser | Competitions | Help

Menu

- Account Info
- Kid Sites Settings
- Friend and IM settings
- Stats
- Link Requests
- Favorites
- Browser History
- Authorisation Form
- New Child Account

> View & Edit **jordanjames's** Profile

This is where you decide who your children can be friends with inside the Koini social networks. You can limit this to a select group of friends, or within an age range and gender you feel comfortable with.

✔ Search settings saved

Friend Search Settings

Add friends » | View friends » | View pending friends »

☐ Check this box to stop **jordanjames** making friends online, you can add friends using the Add Friend button above.

☑ Check this box so people can friend request **jordanjames** and then you decide if you want to accept them or not.

Age Range: from: 8 years > to: 10 years [reset]

Gender Search: Male - *Jordan can chat with "Only Males" users*

Save

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Copyright © 2010, Koini.com. All rights reserved.

This section has a number of functionalities:

Add Friends is where a parent can manually add friends whose user names they have been given by their child from the Koini Club. View Friends is where the parent can review current friends of the child and remove them, if necessary. This is useful if children have experienced bullying or teasing from another member. The friend can simply be switched off and reported to Koini, if necessary. View pending friends is where the parent can review who wants to become friends with their child in the Koini system and on instant message and approve or reject them. This functionality is excellent for parents of younger children where they can now open a dialogue about who the friends are, just like they would do in the real world.

There are two check boxes. Leaving these check boxes both unchecked will allow a child to make friends without the parents input, perhaps suitable for older children. Checking the first box stops any friend making by the child or anyone who wants to contact. The second check box allows friend requests but they are approved or rejected by the parent.

The age range functionality is useful for parents of younger children where they only want their young children speaking to people within their age group. On the example above it has been set to 8-10 years old. This means that only children in that same age bracket can contact or become friends with the child. The gender search functionality allows the parent to choose male, female or any gender, further narrowing or broadening the range of users who can interact with the child.

Kids Site Settings - It was discussed earlier that each site on the white list is categorized for age appropriateness. This is where that functionality comes in to play. The following is the page under “Kids Site Settings”:

Koini.com

Parent Dashboard

Logged in as: David | Logout |

New To Koini?
Click here for setup help

My Kids | My Family Members | My Account | Download Koini Browser | Competitions | Help

Menu

- › Account Info
- › Kid Sites Settings
- › Friend and IM settings
- › Stats
- › Link Requests
- › Favorites
- › Browser History
- › Authorisation Form
- › New Child Account

> View & Edit **jordanjames's** Profile

Surf Links

jordanjames's Age Category: **13-15**

Allowed Sites Categories:

- [x] » All
- [ ] » 4-6
- [ ] » 7-9
- [ ] » 10-12
- [ ] » 13-15
- [ ] » 16-18

- [ ] *Reset all to default jordanjames's age category*

Save

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Copyright © 2010, Koini.com. All rights reserved.

As can be seen from the above screen shot, the parent can check a box to give their child access to all sites (as above) or they can choose an age range appropriate for their child. Any sites outside this age range will not be accessible through search.

    Parents can also see what sites have been viewed through browser history and Koini will be adding functionality to show how long those sites were viewed, so parents can monitor where a child is going online and how much time they are spending there.

The Competitions tab relates to the Koini Club. The Koini Club offers competitions that may have to do with referring the site to others or there may be a competition that is rewarded on usage of the site. However, parents may not want their kids entering competitions (during exam times, for example) where the competition may distract from more important issues. This functionality gives parents the opportunity to “opt-out” their kids.

Why have these parental controls?

In real life, we protect our children by knowing their circle of friends, maybe knowing their parents and, hopefully, knowing where they are. This is how we, as parents, manage that responsibility; however, the Internet opens up different pathways and potential dangers that we would never allow our children to experience offline.

Pornography is extremely accessible on the Internet and mostly for free. There are millions of chat rooms that discuss everything one could possibly imagine and some of the discussions would horrify you to think that your children were exposed to it. However, it is not just those things that are a worry. The number one problem for young people is cyber bullying, where children use the Internet to gang up on each other. Being able to intervene, as a parent, on Facebook, for example, would be next to impossible, but on Koini, the parent has multiple options to manage any situation like that, as well as knowing there is moderation by Koini itself.

Besides helping to keep kids safe and away from pornography and cyber-bullying, another positive benefit of the parental control system is the ability for it to be used as a teaching tool for young peoples’ experiences on the web. The parental control system enables parents to teach their kids to be responsible and safe Internet users.

Parental Control Conclusion

The parental controls in Koini provide a wide range of options for parents to tailor the Internet experience of their children to their specific parenting style and Koini believes this is an important factor in attracting users to our Koini web sites. Different parents have different styles, beliefs and traditions when it comes to their parenting skills and being able to tailor the tools to their specific needs has been a priority of ours.

The Koini Club

koiniclub beta

connecting you with people like you

Username

Password

enter

Need an account?

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Connecting you with people like you

Lifelong friendships are made with people who like what we like and with whom we have things in common. Whether that is the same taste in music, the same sports, or the same style, we all hang out with people who are like we are. At Koini we aim to connect you with new friends online who like the same stuff you do wherever they may be. Together with our partners, we create competitions around topics and give you the chance to win.

Make friends and win stuff... doesn't get much simpler than that!

You
Win!

Win Fabulous Prizes

Our promise to our members is that as you help us grow, our prizes will become **even more spectacular, more outrageous and more fun for more people**.. You can choose to be on a network where you get nothing, or you can choose to be in The Koini Club where you choose the prizes and have a chance of doing things you had only dreamed of... Sound like fun?

Simple
Privacy!
koiniclub
Privacy Settings

Simple Privacy

Geo-location, social networks opening up information by default and search engines devouring this information and spitting it out for everyone to see has caused people problems. It seems that privacy, for some sites, is not on the agenda anymore. With Koini, you won't see any information on the search engines or resold to anyone. What goes on Koini stays on Koini.

koiniclub
what is koini?

What is Koini?

KoiniClub is a social network that connects people around the things they like and encourages interaction around these topics by us or our partners, creating opportunities for members to win stuff. Whether it is a VIP trip to see your idol, a 'Zero G' experience or just a day at a local spa.. we are either running such a competition, will be running one or have run one... Meet new friends.. win stuff... simple...

The Koini Club is a social network that was initially aimed at young people between the ages of 7 and 21; however, recent updates have made the site open to all age groups. The functionality within the Club is similar to that of Facebook and Twitter, combined. The functionality of “friending” and “groups” gives our members the Facebook feel. The micro-blog section is called “Kwips” and is similar to Twitter with the added functionality of inline comments, which make the conversations more linear and, we believe, more interesting.

As the Koini Club membership grows, we are adding extra functionality to keep members interested. Koini is also adding an Applications Programming Interface (“API”) for developers to build applications (although user data will be shared on a limited basis through these apps, unlike Facebook).  An API essentially allows outside programs limited access to information on the Koini sites for the purpose of creating a social element to whatever Application or “App” is being used by a member. We have also created a virtual currency called “Koini Credits,” which can be used for games and other applications. We have also redeveloped parts of the site to mirror the functionality seen on other networks. We intend to make Koini Club a cross between Facebook and Twitter with, of course, safety at its core and the development of proprietary innovative functionality involving competitions.

Our goal is to make the Koini Club “the” destination for young people to interact. None of the information shared will appear on Google (except public pages promoted by brands and the public facing profile page which carries limited information) and accounts can be deleted entirely at any time by members (although there is a requirement to keep certain information for a short period of time to abide by the Children’s Online Privacy Protection Act).

Current Users

www.koiniclub.com was fully launched on July 9, 2010, by Anne´s Diary, Inc., its prior owner.  As of April 15, 2011, the website had 140,000 members and is growing in the range of 300 to 600 members per day with limited current marketing.

Koini Club’s primary user base is North America; however, many members are from Australia, the United Kingdom, Brazil, Spain and other Spanish speaking countries (which is prompting us to develop a Spanish user interface).

Primary Marketing Methods

In order to achieve our growth targets of 200,000 members by June 30, 2011, and 600,000 members by December 31, 2011, in the face of competition from many social networks, we determined that a traditional advertising campaign would be expensive and, more than likely, ineffectual. In lieu of a traditional advertising campaign, we decided to develop an engine that would have our Koini Club members driving the marketing of the site.  Once our membership reaches 200,000 members, we will augment our marketing with traditional advertising campaigns.

Koini created a competition section within the site that will display whatever competition happens to be running at the time. When a member joins the Koini Club referral competition, he or she is shown a special link within the system which becomes their “referral link.” Each time a member refers a new user to the site, they receive a point. These points are used in some competitions to determine a winner. Koini Club is currently sponsoring a competition to win VIP tickets to attend a Justin Bieber concert and also a Taylor Swift concert.

Links that have been registered in Google, for example, relating to this competition are 348,000 as of the date of this prospectus.

This strategy has steadily improved the site’s “Alexa Ranking” www.alexa.com (a measure of global popularity of sites) to a point where today, www.koiniclub.com has a one month Alexa ranking of 16,161 in the world and is ranked 4,794 in the U.S.

Bench Marking

Google Analytics includes a statistics section that creates “bench marks” against the performance of the Koini Club site. Although not 100% accurate on input, the data it provides gives a very good indication of how the site is performing against sites of a similar size.

The bounce rate essentially represents the percentage of initial visitors to a site who "bounce" away to a different site, rather than continue on to other pages within the same site, the lower the “bounce” rate, the better. Koini Club is below the average bounce rate for similar sites.

The average time on the site per user is just over 14 minutes per session, which is 315% better than other sites of a similar size. Recently, with the bounce rate calculated out, the average time on site has been well over 25 minutes, reflecting the improved functionality of the site.

Pages per visit remained around the average before recent updates were added to the site. Currently, the site is performing at 75% above the average for page views per user. Koini believes this metric will increase dramatically with the  completion of Koini Credits and other functionality  discussed later in this prospectus.

Growth Opportunities

We believe the growth of the Koini Club user base and the competition functionality within the public pages will make us an influential partner for a variety of businesses from record companies, games sites and movie companies to locally based businesses who want a social element to their promotions.  These businesses and functionality represent a very good revenue opportunity..  We also intend to pursue growth opportunities via the acquisition of targeted complimentary businesses and technologies to fill gaps in our solution offerings (for example, subscription based online role playing games).

Our Strategy

Background

As is the case with Facebook, The Club Penguin, Twitter and MySpace, the value in Koini lies in the number of active members that are signed up to the platform and the revenues that can be created from that user base. We believe that in the coming years, the integration of advertising technologies on mobile platforms, the Internet and television will all be interconnected with new search and database technologies working in tandem to provide targeted access to relevant markets. Referral advertising (where companies work hard to have individuals referring products to others) is also becoming a huge area of concentration for companies.

Social networking sites are becoming the very engines of this revolution. The databases being collected by Facebook, for example, are creating a value for Facebook far outweighing its revenues. The recent investment by Goldman Sachs in Facebook was made on a valuation that Facebook was worth $50,000,000,000, reflecting its importance as a social database rather than as a social network.

Koini developed its own proprietary platform to help people connect around things they like and in the process create a database of its members. A significant byproduct of the database we are creating is that many of the people who join the site do so to compete in competitions.  This competitive “game oriented” database is extremely valuable as businesses like Zynga Games have proven.

Continued Development

Our referral competition engine has already proven to be an effective marketing tool for the growth of the site. We continue our quest to be on top of site development to keep users coming to the site for its functionality, as well as for the competitions it offers. We are currently perfecting a number of functionalities to improve the site.

Streaming Updates – “Kwips”

The easiest way to describe our “Kwips” function is that it is a Twitter-type function within Koini Club. Twitter is popular as it is essentially a summary of all your friends (followers) thoughts and comments known as “micro-blogging” If a user wants to have a conversation or comment on the “tweet,” there is a function within the Twitter to be able to do so.

Koini Club has developed the same visual functionality as Twitter. Users see the “Kwips” tab (the site’s version of ‘tweets’). These comments stream on this tab and are a summary of comments on the member’s own personal space, on groups and all other “public” comments. However, we have developed linear, inline comments that make the conversation easier to follow and more logical as discussed below.

Koini will be upgrading this functionality as the site progresses to make it more of a central part of interaction on the site.

Essentially, Kwips is Twitter within the Koini Club, but it also offers more functionality, greater character allowances and a better ability to create conversations through the “@you” tab and through linear comments.

Linear Conversations

Linear Conversations

Koini Club enables linear conversations such as those you see on networking sites like Facebook. Linear conversations show updates in time order, as in the following example

We have also developed a voting system for the site. This is pretty much the same as the “Like” facility on Facebook and will become our engine for internal competitions that are voted on by users.

These linear conversation properties and “Like” system are operational on all other tabs such a Groups, Videos etc.

Group Forums

Although the posting and updating functionality on Koini Club is broad, as well as deep, many people on the web enjoy the “long term” conversations that forums provide. What that means is that like Twitter or Facebook, conversations on Koini Club can disappear off the immediate timeline fairly quickly, if lots of friends are commenting and interacting. Forums, however, are more “sticky,” meaning that the topics are easily searchable, segregated visually and are able to garner comments in months, if not years, after the initial topic was posted.

However, forums, in bulletin board form, quickly become over run with duplicate comments, duplicate topics and irrelevant or spam responses. One of the developments that we have implemented on the site is the decentralization of forums into groups.

Basically, when a member searches the group section for something they are interested in, a group or groups will appear.  The Groups main page has linear “short –term” posts on the “Dashboard,” but will also have “Discussions,” which is the decentralized forum section where “topics” can be posted and updated over time, just like a bulletin board functionality.

Photo Sharing

Facebook and MySpace, and most of the more trafficked sites on the web, have functionality focused on image sharing. Our developers recently uploaded our imaging sharing application which has become extremely popular with our members.

Tagging

A member has the ability to “tag” images. Tagging involves using functionality to highlight an area of the picture that contains a person. When tagged, the person who has been tagged will be able to see that tag on their “@you” tab, creating further interaction.

If a person tagged within the images is not a member, then there is the option of emailing that person and inviting them to join the Koini Club to view the image they have been tagged in.

WE HOPE TO RECEIVE REVENUES FROM SEVERAL SOURCES

Advertising:

We decided to not develop an advertising system because the time and cost to develop an advertising system were prohibitive. So, we solved our advertising problem by using a third party platform offered by Shiny Ads, which provided the functionality we needed.

Shiny Ads is an advertising technology company focused on helping online publishers maximize revenue from advertisers of all sizes. Shiny Ads’ Self-Serve Advertising platform allows Koini to control the ad purchase process by directly offering an ad purchase system to advertisers. It allows small and local (long-tail) advertisers to quickly and easily purchase advertising without the need of special knowledge of industry terminology, graphic designs or a large budget. Through the automated advertising management back-end process, payment is reconciled, advertisements are inserted into Koini's ad server, advertisers’ campaigns are monitored and Koini has the option of being paid nightly. The look and feel of Shiny Ads fits well within the site and provides an excellent solution to having a professional ad system without the cost. Shiny Ads receives 20% of all ad revenues for their service.

Internal Currency

Under the working title of “Koini Credits,” Koini Club introduced an internal currency for use around the site. This currency is available on the site at the present time, but will not be fully operational until the launch of our new layout, which we are presently developing.

Koini Credits will become an integral part of the site and the competitions running on the site. Koini Credits are being weaved into all aspects of the site and making them the reward for good content. Actions such as completing a profile, uploading a profile picture, making referrals of new users and other functionality, such as games, will all be rewarded with Credits. We have looked at the award of each Credit based on a value in page views. By adopting this method, Koini knows that the award of a Credit has created a value which maintains the real value that will be allocated to “Paid Credits.”

Koini Credits Offers

The success of Koini Credits will be based on the ability to “spend” Koini Credits on items that members really want. By creating a desire for Koini Credits, Koini is creating a motivation to buy Koini Credits with cash.

Koini will achieve this in a number of ways; the first is through “Koini Credit Offers.” Advertisers will be able to create public pages to expose their brands to our members and they will also be able to make offers to encourage action by members. For example, an advertiser may offer a discount on its products for a certain amount of Koini Credits or may even purchase Koini Credits from Koini Club and offer those Credits to Koini members for taking an action.

Paid Competitions

Future competitions will require entry fees to be paid in Koini Credits, insuring that a certain amount of action has taken place (resulting in page views) for the member to enter the competition.

Competitions that rely on referrals to the Koini Club, such as the latest Justin Bieber competition, will be more skewed toward introducing active members. This will be done by awarding Credits for logging in by introduced members. For example, someone who introduces 30 people who are not active on the site in one month will get 30 points (1 point per user). Someone who introduces one member who logs on every day will get 31 points (1 point for introduction and 1 point per day for each log in). This way, the winners of referral competitions will be the most valuable introducers creating the most page views.

Credits Management

Within the Koini Credits system is the ability for the administrators to manually add or subtract Credits.  This allows Koini to award off-the-cuff competitions and to set up predefined actions. Predefined actions are automated awards of Credits. For example, completing a profile and uploading a profile picture will get the user 100 Credits.

Various other parameters can be set and taken away as we test what we believe will be the best predefined actions that encourage more usage of the site. Administrators are also able to subtract Credits for attempted fraud on the systems such as multiple account creation, etc.

Virtual Goods

When Koini Credits are available on the site in May 2011, we intend to develop a number of “Virtual Goods” that will be available for members to buy. We have been impressed with how other sites have sold popular virtual items. Icons such as virtual birthday cakes, virtual presents and other virtual icons are very popular on other sites.

Our idea is to create new functionality for the site that enhances the experience to such a degree that our members will be willing to pay for the functionality. If they do not buy Credits with physical currency, they will have to earn Credits by introducing new members or winning Credits in competitions that require more page views (such as scavenger hunts).

Developers and Koini Credits

Koini is working on opening up an Application Program Interface (“API”) for developers to be able to interact with the site to develop applications that contribute to the interactive nature of the site. We anticipate opening the API by June 2011.

Our introduction of the API will allow developers to “charge” for games and applications and receive Koini Credits as payment for the system. Koini will also be developing a buy-back system of Koini Credits for developers only. This will encourage potential developers of interactive functionality for the site to create products that members will want to “buy,” thus allowing companies creating apps to make money from developing popular functionality on the site.

This aspect of Koini Credits will be further developed as Koini discovers how users and developers are using the added functionality.  However, we know from our study of other sites that apps create a lot of interaction on the sites in which they appear and they also provide a lot of value for both the site itself and developers.

Competition Based Promotion

Background

Billions of dollars per year are spent by brands and businesses offering discounts and competitions to promote their businesses. The discount “coupon” based model has become very competitive between Groupon, Living Social and others. Google is getting ready to enter this arena. Competition for the discount coupon market will become even more competitive once Google is involved.

A market that none of these companies has dealt with is “competition based promotion,” a market we intend to concentrate on through Koini Club.

Sponsored Competitions

Companies from small local businesses to international brands collectively give away billions of dollars worth of products per year in promotions.  Many of these promotions go unseen by the vast majority of people. Koini aims to bring promotion and competitions from brands and local businesses into a social environment.

Having reached a certain Alexa ranking level, inquiries have been coming into the site from advertisers (but most interestingly for the site’s development) from businesses wanting the site to host competitions for them.  One such advertiser has been selected and the site will be launching the first trial of the competition based promotion platform shortly.

Our Competition in the Social Networking Marketplace

Competition in the social networking marketplace is fierce and is dominated by Facebook. However, many users, especially of the younger age, do not feel any bond with the site. Koini is developing their site not just as a “utility,” but as an inspirational “Club” of like minded people across the world.   Koini believes the core principals of ease of use, privacy, fun and reward will allow the Koini Platforms to carve a niche in our chosen target market.

Dependence on One or A Few Major Customers

We feel that, because of the potential wide base of members / customers for our services, we will not rely on one or a few major customers / members.

Our Intellectual Property

We have no patents or trademarks. Our trade secrets, copyrights and our other intellectual property rights are important assets for us.  We enter into confidentiality agreements with our employees and consultants and we generally control access to and distribution of proprietary information.  These agreements generally provide that any confidential information developed by us or on our behalf be kept confidential.  Further, we require all employees to execute written agreements assigning to us all rights in all inventions, developments, technologies and other intellectual property created by our employees.

There are events that are outside of our control that pose a threat to our intellectual property rights.  For example, effective intellectual property protection may not be available in every country in which our services are made available through the Internet.  Also, the efforts we have taken to protect our propriety rights may not be sufficient or effective.  Any significant impairment of our intellectual property rights could harm our business or our ability to compete.  Also, protecting our intellectual property rights could be expensive and time consuming.

Need for Any Government Approval of Principal Services

We do not require any government approval for the services that we render to our members.

Government and Industry Regulation

We are subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws.  We will also be subject to common business and tax rules and regulations pertaining to the operation of our business. Our business is subject to a variety of U.S. and foreign laws, which could subject us to claims or other remedies based on the nature and content of the information searched or displayed on our web sites.

The laws relating to the liability of providers of online services for activities of their users are currently unsettled both within the U.S. and abroad.  Claims have been threatened and filed against other web site hosts under both U.S. and foreign law for defamation, libel, invasion of privacy and other data protection claims, tort, unlawful activity, copyright or trademark infringement, or other theories based on the nature and content of the materials searched and the ads posted or the content generated by users of web sites.

Several federal laws could have an impact on our business.  Compliance with these laws and regulations is complex and may impose significant additional costs to us.  For example, the Digital Millennium Copyright Act has provisions that limit, but do not eliminate, our liability for listing or linking to third-party web sites that include materials that infringe copyrights or other rights, so long as we comply with the statutory requirements of this act.   The Children’s Online Protection Act and the Children’s Online Privacy Protection Act restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from minors.  In addition, the Protection of Children from Sexual Predators Act of 1998 requires online service providers to report evidence of violations of federal child pornography laws under certain circumstances.  Any failure on our part to comply with these regulations may subject us to additional liabilities.

We also face risks associated with international data protection.  The interpretation and application of data protection laws in Europe and elsewhere are still uncertain and in flux.  It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices.  If so, in addition to the possibility of fines, this could result in an order requiring that we change our data practices, which in turn could have a material effect on our business.

Each state in the U.S. has adopted various ancillary laws related to data protection and the distribution of materials considered harmful to children.

Research and Development Activities

The company will continue to develop the “Koiniclub” social networking concept and websites and will launch new websites in the future that will cater for more specific social groups.

Business and Legal Developments Regarding Climate Change

We are not negatively impacted by existing laws and regulations regarding climate change.

Environmental Laws

Our operations are not subject to any environmental laws.

Employees and Employment Agreements

We currently have four officers, Mr. Pino Baldassarre, our President and Chief Executive Officer, and Mr. Enzo Taddei, our Chief Financial Officer, and David Bradley-Ward, our Chief Operating Officer,  and Jorge Sariego Sanchez, our Chief Technical Officer.  We have one additional employee. There are no formal employment agreements between the company and our employees.

Description of Property

We currently do not own any property.  We are currently operating from 857 Sarno Road, Melbourne, Florida 32935 by sharing office space with our accountant. We pay no rent and do not have a written lease for this space.  Most of our employees wither work from home offices or private offices for which we pay them no rental. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

Legal Proceedings

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MANAGEMENT

Officers and Directors

Our directors will serve until their successors are elected and qualified.  Our officers are elected by the board of directors to a term of one year and serve until their successor is duly elected and qualified, or until they are removed from office.  Our board of directors has no nominating, auditing or compensation committees.

The names, addresses, ages and positions of our officers and directors are set forth below:

Name	Age	First Year as Director	Position

Pino G. Baldassarre	52	2010	President, Chief Executive Officer and Director

Enzo Taddei	39	2010	Chief Financial Officer and Director

David Bradley-Ward	42	2011	Chief Operating Officer

Jorge Sariego Sanchez	38	2011	Chief Technical Officer

The persons named above were elected to hold their offices until the next annual meeting of our stockholders.

Pino G. Baldassarre

Mr. Baldassarre has been the Chief Financial Officer and a member of our Board of Directors since November 2, 2010. Mr. Baldassarre has held senior management and director positions of new business start-ups and established multinational organizations and has over 25 years experience in the Security and Communications Industries. With leadership skills in management of international operations, shareholder exit strategies, and overall business development, he has utilized a wide range of strategic programs to maximize organic growth into specific industry segments through OEM, alliances, and direct multi-level distribution channels. From 2009 until October 2010, Mr. Baldassarre was responsible for the International Development of the Aico anti-counterfeiting program for the prevention of counterfeit prescription drugs. From 2007 until 2009, Mr. Baldassarre was the Managing Director and Chief Executive Officer of Dolphin Digital Media, Inc., a publicly held company that specialized in the field of social networks, Internet security and overall e-commerce.  From 2005 until 2007, he acted as Director Business Development of 1231D, a software development firm specializing in biometric solutions.  He was acting President of BPT Technologies from 2003 until 2005, we he was responsible for the set up and implementation of a North America division for a European multinational company. Mr. Baldassarre was responsible for Business Development of 123ID, a software development corporation specializing in biometric solutions, and acting President and CEO of BPT Technologies, responsible for the set up and implementation of a North American division for a European multinational company. Over the years he has held many senior positions such as the Managing Director of The Logica Group, a division of The Mackenzie Group, NY, responsible for total corporate infrastructure development, from Intellikey Corporation Florida, as Vice President, and Pacific Entrance Systems in Vancouver, as President and CEO.

Pino is a recognized expert in the field Security(s) and Information Technologies and he is regularly called on to speak at conferences in both Canada and the U.Ss on issues surrounding National Security and emerging technologies and is a current member of the UNICRI committee regarding IT security issues.  His career began in 1980 to 1983, when he was an Analyst and Information Support Specialist in United States – NSA, Level E4 and stationed in Agnano, Italy.

Pino holds a BA in Mathematics with a minor in economics from York University, Toronto and an MBA from INSEAD from Fountainbleau, France.

Enzo Taddei

Mr. Taddei has been our Chief Financial Officer and a member of our Board of Directors since November 2, 2010. From May 2009 until April 2011, Mr. Taddei has served as Chief Executive Officer and Chief Financial Officer of E3B Consulting (a firm engaged in accounting).  From March 2007 until May 2009, Mr. Taddei served as Chief Financial Officer of Dolphin Digital Media (a company engaged in social networking).  From August 2006 until March 2007, Mr. Taddei served as of Plays on the Net PLC (an E Commerce firm). From July 1999 until August 2006, Mr. Taddei served as Chief Executive Officer and Chief Financial Officer of Adesso Res Asesores (an accounting firm). In addition to being an accountant and tax consultant by profession, Mr. Taddei is proficient in three languages: English, Spanish and Italian. He obtained a Degree in Economics from the University of Malaga (Spain) and also a Bachelor in Business Administration (BBA) from the University of Wales. He also holds a Masters Degree in Spanish and International Taxation granted to him by the University of Malaga (Spain).

David Bradley-Ward

Mr. Bradley-Ward has been our Chief Operating Officer since November 2, 2010. He was elected to our Board of Directors in April 2011. For the past five years, he has been a consultant to various online businesses. David has been involved in the financial services industry for 20 years. After an initial career from 1986 - 1989 as an engineer in the Royal Air Force, David entered the financial services industry as a financial advisor from 1989 - 1993 with General Portfolio and then Sales Development Manager with Laurentian Life from 1993 - 1995.

He moved into stock brokering in 1995 with London Securities. From 1996 to 1997 he worked with Waldorf Hotels Ltd. as a consultant for the fund raising and building of a hotel in the Caribbean. In May 1997, he started his own business when he secured the European arm of a U.S. commodities company. In 1998 he sold the UK offices to, and became a director of, the parent company Buttonwood Commodity Ventures LLC.

In 2001, he became a director of The Dealing Floor PLC, which was the online trading company of Buttonwood Commodity Ventures; however, with the “dot com” crash, the company failed to gain the necessary funding and was wound up.  Having sold his remaining interests in the commodity business in 2001, David began working as a consultant in corporate finance and has consulted with quoted companies from fashion to technology.

Jorge Sariego Sanchez
From 2006 to 2008, Jorge began working with Dolphin Digital Media Inc. as a programmer, working on their social networking project. In 2008, he began his work with Anne’s Diary, Inc.  building the Koini platforms where he was involved with all aspects of the development from concept to coding. Jorge was elected to our Board of Directors and appointed to the position of our Chief Technical Officer in April 2011.

Jorge has developed several Internet properties including Tutores.org and Publicentral.com as well as developing web sites and client management systems for numerous clients.  Jorge began his career as an Interior Designer but in 1997 while working with Home Designs (Marbella) he turned his programming hobby into a new career. Having designed an internal client management system using Visual Basic Jorge went on to master several programming languages and technology including: Php, MySQL, Shell Script, WSDL, Web Ftp, Flat File Database, Excel, Asp .NET, C#, SQL, Windows Media SDK, WSDL, Bath File Scripting, C#,  .NET, WSDL, SQLite, Xhtml, XML,  jQuey, Javascript, Css, Flash (MX to AS1),  Json, Cron Jobs.

Director Qualifications

We do not have a formal policy regarding director qualifications.  In the opinion of our Board of Directors,  our Directors, have sufficient business experience and integrity to carry out the Company’s plan of operations.

Absence of Independent Directors

We do not have any independent directors and are unlikely to be able to recruit and retain any independent directors due to our small size and limited financial resources.

Audit Committee Financial Expert

Although we have not established an Audit Committee, the functions of the Audit Committee are currently carried out by our Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

EXECUTIVE COMPENSATION

The following table sets forth the aggregate compensation paid by the Company to our executive officers and directors of the Company for services rendered during the periods indicated.  We did not compensate our officers during 2010.

SUMMARY COMPENSATION TABLE

Name and				Stock	All Other
Principal Position	Year(1)	Salary($)	Bonus($)	Awards($)	Compensation($)	Total($)

Pino G. Baldassarre	2010	$0	$0	$0	$0	$0
President, Chief Executive Officer and Director

Enzo Taddei	2010	$0	$0	$0	$0	$0
Chief Financial Officer and Director

David Bradley-Ward	2010	$0	$0	$0	$0	$0
Chief Operating Officer

Jorge Sariego Sanchez	2010	$0	$0	$0	$0	$0
Chief Technical Officer

We do not have any employment agreements with any of our officers.  We do not contemplate entering into any employment agreements until such time as we begin to attain profitable operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

Stock Option and Other Compensation Plans

The Company currently does not have a stock option or any other compensation plan and we do not have any plans to adopt one in the near future.

Compensation of Directors

Our  directors do not receive any compensation for serving as a member of our board of directors.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of her position, if she acted in good faith and in a manner she reasonably believed to be in our best interest.  We may advance expenses incurred in defending a proceeding.  To the extent that the officer or director is successful on the merits in a proceeding as to which she is to be indemnified, we must indemnify her against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In so far as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to Nevada law or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares, except for Anne’s Diary, Inc. over whose shares Sara Buzze Stockdale, the Chief Executive Officer, has sole voting and investment power over such shares.

Name and Address of Beneficial Owner	Number of Shares before the Offering (1)		Percentage of Ownership before the Offering (1)

Pino G. Baldassarre (2) 857 Sarno Road Melbourne, FL 32935	500,000		3.37%

Enzo Taddei (2) 857 Sarno Road Melbourne, FL 32935	500,000		3.77%

David Bradley-Ward (2) 857 Sarno Road Melbourne, FL 32935	500,000		3.77%

Jorge Sariego Sanchez (2) 857 Sarno Road Melbourne, FL 32935	500,000		3.77%

Anne’s Diary, Inc. Freetown Road Kensington, COB 1MO Prince Edward Island	7,260,000	(3)	48.99%

All officers and directors as a group (4 persons)	2,000,000		13,78%

1.
The numbers and percentages set forth in these columns are based on 14,816,327 shares of common stock outstanding as of April 27, 2011. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares, which the selling security holder has the right to acquire within 60 days.

2.
These persons are founders of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of their direct stock holdings.  It is our Company’s policy not to publicly disclose the personal residence addresses of our employees, so the addresses above refer to our principal executive offices.

3.	These shares were actually issued on April 12, 2011

Future Sales by Existing Stockholders

A total of 14,816,327 shares of common stock are held by our present shareholders, all of which are “restricted securities,” as defined in Rule 144 promulgated under the Securities Act of 1933.

Rule 144 is not currently available for the resale of our restricted securities and will not be available until such securities are held for a period of one year and the Company is current with its reporting under the Securities and Exchange Act of 1934, as amended.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares if and when applicable restrictions against resale expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares, of which 95,000,000 shares are common stock, par value $0.001 per share.  The holders of our common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.  After this offering is completed, assuming the sale of all of our shares of common stock, present stockholders will own approximately 75% of our outstanding shares.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock.  Under Nevada corporation law, our board of directors may issue one or more series of preferred stock.  If we decide to issue any additional preferred stock in the future, our board of directors will determine the number of shares and the rights, preferences and limitations of each series.  These rights, preferences and limitations may include specific designations, number of shares, dividend, liquidation, redemption and voting rights.  No preferred stock is presently outstanding.

Convertible Note

On April 14, 2011, we issued a $50,000 Convertible Note to our President, Pino G. Baldassarre. The note bears interest at the rate of 10% per annum and is due and payable on or before October 14, 2011.  Mr. Baldassarre has made advances on behalf of the Company in the amount of $3,500 since our inception and has verbally committed to advance an additional $46,500 to fund our operations over the next few months.  The note is convertible into shares of our Common Stock at a conversion rate of $.10 per share.  The note holder can convert the principal and accrued interest on the note into shares of our Common Stock beginning July 14, 2011.

See also “Certain Relationships and Related Transactions.”

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position and our general economic condition.  It is our intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants and Options

We have no outstanding warrants or options to acquire our stock,

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that our Board of Directors has adopted which may have the affect of delaying or preventing a change in control.

Stock Transfer Agent

Our stock transfer agent is Nevada Agency and Trust Company, 50 W. Liberty Street, Suite 880, Reno, Nevada 89501.

Registration Rights

We have not granted registration rights to any person.

Reports to Shareholders

We intend to furnish our shareholders with annual reports that will describe the nature and scope of our business and operations for the prior year and will contain a copy of our audited financial statements for our most recent fiscal year.

Liability of Directors and Officers

Article 9 of the Company’s Articles of Incorporation provides that our directors and officers shall not be personally liable to the Company or our stockholders for damages for breach of fiduciary duty.  However, Article 9 does not eliminate or limit the liability of a director or officer for (1) acts or omissions which involve intentional misconduct, fraud or knowing violation of law or (2) the unlawful payment of dividends.

Indemnification of Directors and Officers

Article 10 of the Company’s Articles of Incorporation entitle any present and future director or executive officer to be indemnified and held harmless from any action, suite or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation, to the fullest extent legally permissible under the laws of the State of Nevada.

The Nevada Revised Statutes allow us to indemnify our officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances.  Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the corporation.  A determination may be made by the shareholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, if and only if the officer or director undertakes to repay said expenses to us if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us.

The indemnification and advancement of expenses may not be made to or on behalf of any officer or director if a final adjudication establishes that the officer’s or director’s acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

Article 10 of the our Articles of Incorporation and Article VII of our By-Laws entitle any director or executive officer to be indemnified and held harmless from any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation, to the fullest extent legally permissible under the laws of the State of Nevada.

The Nevada Revised Statutes allow a company to indemnify our officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances.  Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the corporation.  A determination may be made by the stockholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

Authorized but Unissued Capital Stock

Nevada law does not require shareholder approval for any issuance of authorized shares.  However, the marketplace rules of the NASDAQ, which would apply only if our common stock were ever listed on the NASDAQ, which is unlikely for the foreseeable future, require shareholders approval of certain issuances of common stock equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock, including in connection with a change of control of Networking Partners, Inc , the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock.  These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity and entrenchment of our management and possibly deprive the shareholders of opportunities to sell their shares of our common stock at prices higher then prevailing market prices.

Shareholder Matters

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us if our shares are considered to be penny stocks.  Although the federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks.  As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Although we have not adopted formal procedures for the review, approval or ratification of transactions with related persons, we adhere to a general policy that such transactions should only be entered into if they are on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties and their approval is in accordance with applicable law.  Such transactions require the approval of our board of directors.

On April 14, 2011, we issued a $50,000 Convertible Note to our President, Pino G. Baldassarre. The note bears interest at the rate of 10% per annum and is due and payable on or before October 14, 2011, 2011. Mr. Baldassarre has made advances to or on behalf of the Company in the amount of $3,500 since our inception and has verbally committed to advance an additional $46,500 to fund our operations over the next few months.  The note is convertible into shares of our Common Stock at a conversion rate of $.10 per share.  The note holder can convert the principal and accrued interest on the note into shares of our Common Stock beginning July 14, 2011.

We intend to repay the above Convertible Note from the proceeds of this offering unless the note holder elects to convert the Note or a portion thereof into shares of our Common Stock.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the company, we have been advised by our special securities counsel that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

EXPERTS

Our audited financial statement for the period November 2, 2010 (inception) to the year ended December 31 2010, included in this prospectus have been audited by Labrozzi & Company, P.A.  We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The Law Offices of David E. Wise, P.C., 9901 IH-10 West, Suite 800, San Antonio, Texas 78230, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

WHERE YOU CAN FIND MORE INFORMATION

           We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission.  Upon completion of the registration, we will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements and information statements under Section 14 of the Exchange Act and other information with the Commission.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549.  Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

You may request, and we will voluntarily provide, a copy of our filings, including our annual report, which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address and telephone number:

  Networking Partners, Inc., 857 Sarno Road, Melbourne, Florida 32935 Tel.:  (321) 984-8858

FINANCIAL STATEMENTS

Our unaudited financial statements for the three month period ending March 31, 2011, and our audited financial statements for the period from November 2, 2011 (Inception) to December 31, 2010 commence on page F-1 are included in this prospectus.

NETWORKING PARTNERS, INC.
(A Development Stage Company)
Consolidated Balance Sheet

		For the Period from
	March 31,	Inception (November 2, 2010)
	2011	Through December 31,
	(UNAUDITED)	2010
ASSETS
Stock subscriptions receivable	$7,556	$7,556
Intangible assets - Web Sites	3,630,000	3,630,000

Total assets	$3,637,556	$3,637,556

LIABILITIES and SHAREHOLDERS' EQUITY

Due to shareholders	$3,500	$3,500
Derivative liability	3,630,000	3,630,000

Total liabilities	3,633,500	3,633,500

Common Stock: 75,000 and 13,000,000 shares authorized; $0.001 par value at December 31, 2010 and March 31, 2011 respectively:
no shares issued or outstanding	-	-
Common stock subscribed	7,556	7,556
Accumulated Deficit	(3,500)	(3,500)

Total shareholders' equity	4,056	4,056

Total liabilities and shareholders' equity	$3,637,556	$3,637,556

The accompanying notes are an integral part of these financial statements.

NETWORKING PARTNERS, INC.
(A Development Stage Company)
Consolidated Statement of Operations

Three Months Ended
March 31, 2011
(UNAUDITED)

Revenues	$-

Cost of Sales	-

Gross Profit	-

Expenses
General and Administrative	-

Total Expenses	-

Net Loss	-

Basic and Diluted Profit per Share	$-

Basic and Diluted Weighted Average Number of Shares Outstanding	-

The accompanying notes are an integral part of these financial statements.

NETWORKING PARTNERS, INC.
(A Development Stage Company)
Consolidated Statement of Changes in Shareholders' Equity
Three Months Ended March 31, 2011
(UNAUDITED)

			Additional		Total
	Common Stock Subscribed		Paid-in	Accumulated	Shareholders'
	Shares	Amount	Capital	Deficit	Equity

Balance at inception November 2, 2010	-	$-	$-	$-	$-

Common stock subscribed	7,556,000	7,556	-	-	7,556

Net Loss	-	-	-	(3,500)	(3,500)

Balance December 31, 2010	7,556,000	7,556	-	(3,500)	4,056

Net income	-	-	-	-	-

Balance March 31, 2011	7,556,000	7,556	-	(3,500)	4,056

The accompanying notes are an integral part of these financial statements.

NETWORKING PARTNERS, INC.
(A Development Stage Company)
Consolidated Statement of Cash Flows

Three Months Ended
March 31, 2011
(UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$-
Adjustments to reconcile net income to net used in by
operating activities:
Changes in operating assets and operating liabilities:

Net cash used in operating activities	-

NET INCREASE IN CASH AND CASH EQUIVALENTS	-

CASH BEGINNING OF PERIOD	-

CASH END OF PERIOD	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:

Interest paid	$-
Income taxes	$-

The accompanying notes are an integral part of these financial statements.

NETWORKING PARTNERS, INC.
(A Development Stage Company)
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS
March 31, 2011

NOTE 1 - ORGANIZATION, BUSINESS, AND OPERATIONS

Networking Partners, Inc. (the “Company”) was organized under the laws of the State of Nevada on November 2, 2010.The Company´s business is based on developing tools and technology in connection with the acquisition of the same, and partnering with compatible businesses for in-house developed projects aimed at developing networking systems where children could interact electronically with parental guidance. These applications include social networking at its core. For children under thirteen to be introduced to the web and social networking, the law requires parental consent. Children under thirteen have a direct and moderated social networking experience, accompanied by online encrypted security parameters, offered through a platform that ensures privacy of information.

On November 5, 2010, the Company created a wholly owned foreign subsidiary named Koini, Inc, (KOINI) a Canadian corporation located on Prince Edward Island, Canada. Koini was setup as a special purpose company to manage and continually develop koini.com and koiniclub.com, two fully functional social networking web-sites purchased from a third party on December 21, 2010. The websites were purchased by the Company to have Koini run and manage. Koini.com and koiniclub.com’s target market is young people between the ages of 7 and 13. The functionality of the websites is comparable to the combination of Facebook, Twitter and Myspace’s networking applications. The websites’ customizable profiles and pages provide a Myspace feel and the functionality of its ‘Friending’ and “Groups” provide a Facebook feel.  As of March 31, 2011, koini.com and koiniclub.com had accumulated approximately 140,000 members.

NOTE 2 - DEVELOPMENT STAGE ENTERPRISE

The Company is in the development stage as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities. The Company is primarily engaged in the development of social media platforms. The initial focus of the Company’s research and development efforts will be the generation of products and services for web-sites geared toward the children’s market. The production and marketing of the Company’s web-sites and its ongoing research and development activities will be subject to extensive review by the Company’s management and Board of Directors. The Company’s success will depend in part on its ability to generate advertising sales. There can be no assurance of the Company’s successful efforts.

For the quarter ended March 31, 2011, there were no revenues. The accompanying financial statements for the quarter ended March 31, 2011 have been prepared assuming the Company will continue as a going concern. During this fiscal year 2011, management intends to raise additional debt and/or equity financing to fund future operations and to provide additional working capital.

NETWORKING PARTNERS, INC.
(A Development Stage Company)
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS
March 31, 2011

However, there is no assurance that such financing will be consummated or obtained in sufficient amounts necessary to meet the Company’s financial needs. Revenues are anticipated to commence once its advertising sales commence, internal currency, Koini Credits system, paid competition, and many other revenue streams are implemented.

The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which assumes the Company will realize its assets and discharge its liabilities in the normal course of business.  As reflected in the accompanying financial statements, the Company has an accumulated deficit of $3,500, with no revenues and has had no expenditure during the quarter ended March 31, 2011; and finally has a working capital deficiency of $0, at March 31, 2011.

The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The accompanying financial statements do not include any adjustments that might arise as a result of this uncertainty.

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation. The consolidated financial statements include the accounts of Networking Partners, Inc. and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated. Investments in entities in which the Company can exercise significant influence, but does not own a majority equity interest or otherwise control, are accounted for using the equity method and are included as investments in equity interests on the consolidated balance sheets. The Company has included the results of operations of acquired companies from the date of acquisition.

Cash and Cash Equivalents- For purposes of the Statement of Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

NETWORKING PARTNERS, INC.
(A Development Stage Company)
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS
March 31, 2011

Management’s Use of Estimates- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The financial statements above reflect all of the costs of doing business.

Revenue Recognition.  In October 2009, FASB amended the accounting standard for multiple deliverable revenue arrangements, which provided updated guidance on whether multiple deliverables exist, how deliverables in an arrangement should be separated, and how consideration should be allocated. This standard eliminates the use of the residual method and will require arrangement consideration to be allocated based on the relative selling price for each deliverable. The selling price for each arrangement deliverable can be established based on vendor specific objective evidence (“VSOE”) or third-party evidence (“TPE”) if VSOE is not available. The new standard provides additional flexibility to utilize an estimate of selling price (“ESP”) if neither VSOE nor TPE is available.

The Company elected to early adopt this accounting standard, at inception, on a prospective basis. The adoption of this standard did not have a significant impact on the Company’s revenue recognition for multiple deliverable arrangements. Upon adoption, the selling prices for certain custom advertising solutions may use the best estimate of selling price as provided under the new standard. The adoption of this standard did not have a material impact on the Company’s consolidated financial position, cash flows, or results of operations for the quarter ended March 31, 2011.

In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the related fee is reasonably assured. The Company’s arrangements generally do not include a provision for cancellation, termination, or refunds that would significantly impact revenue recognition.

Revenue is generated from several offerings including the display of graphical advertisements (“display advertising”), and other sources.

The Company recognizes revenue from display advertising on koini.com, koiniclub.com and affiliate sites as “impressions” are delivered. Impressions are delivered when an advertisement appears in pages viewed by users. Arrangements for these services generally have terms of up to one year and in some cases the terms may be up to three years. For display advertising on affiliate sites, the Company will pay affiliates for the revenue generated from the display of these advertisements on the affiliate sites. Traffic acquisition costs (“TAC”) are payments made to third-party entities that have integrated the Company’s advertising offerings into their Websites or other offerings and payments made to companies that direct consumer and business traffic to koini.com and/or koiniclub.com. The display revenue derived from these arrangements that involve traffic supplied by affiliates is reported gross of the TAC paid to affiliates as the Company is the primary obligor to the advertisers who are the customers of the display advertising service.

NETWORKING PARTNERS, INC.
(A Development Stage Company)
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS
March 31, 2011

The Company has not yet begun offering customized display advertising solutions to advertisers. These customized display advertising solutions combine the Company’s standard display advertising with customized content, customer insights, and campaign analysis. Due to the unique nature of these products, the Company may not be able to establish selling prices based on historical stand-alone sales or third-party evidence; therefore, the Company may use its best estimate to establish selling prices. The Company establishes best estimates within a range of selling prices considering multiple factors including, but not limited to, class of advertiser, size of transaction, seasonality, margin objectives, observed pricing trends, available online inventory, industry pricing strategies, and market conditions. The Company believes the use of the best estimates of selling price allows revenue recognition in a manner consistent with the underlying economics of the transaction.

Comprehensive Income (Loss) - The Company reports Comprehensive income and its components following guidance set forth by section 220-10 of the FASB Accounting Standards Codification which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There were no items of comprehensive income (loss) applicable to the Company during the period covered in the financial statements.

Net Income per Common Share- Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.  There were no potentially dilutive shares outstanding as of March 31, 2011.

Deferred Taxes - The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Fair Value of Financial Instruments- The carrying amounts reported in the balance sheet for cash, accounts receivable and payable approximate fair value based on the short-term maturity of these instruments.

NETWORKING PARTNERS, INC.
(A Development Stage Company)
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS
March 31, 2011

Impairment of Long-Lived Assets- The Company evaluates the recoverability of its fixed assets and other assets in accordance with section 360-10-15 of the FASB Accounting Standards Codification for disclosures about Impairment or Disposal of Long-Lived Assets.  Disclosure requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds its expected cash flows. If so, it is considered to be impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. The Company adopted the statement on inception. No impairments of these types of assets were recognized during the period ended March 31, 2011.

Stock-Based Compensation- The Company accounts for stock-based compensation using the fair value method following the guidance set forth in section 718-10 of the FASB Accounting Standards Codification for disclosure about Stock-Based Compensation. This section requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award- the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

Fair Value for Financial Assets and Financial Liabilities- The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments.  Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

NETWORKING PARTNERS, INC.
(A Development Stage Company)
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS
March 31, 2011

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at March 31, 2011, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the period ended March 31, 2011.

Recent Accounting Pronouncements

In March 2010, the FASB issued Accounting Standard Update No. 2010-11 “Derivatives and Hedging” (Topic 815). ASU No. 2010-11 update provides amendments to subtopic 815-15, Derivatives and hedging. The amendments clarify about the scope exception in paragraph 815-10-15-11 and section 815-15-25 as applicable to the embedded credit derivatives. The ASU is effective on the first day of the first fiscal quarter beginning after June 15, 2010. Therefore, for a calendar-year-end entity, the ASU becomes effective on July 1, 2010. Early application is permitted at the beginning of the first fiscal quarter beginning after March 5, 2010

In April 2010, the FASB issued Accounting Standard Update No. 2010-12. “Income Taxes” (Topic 740). ASU No.2010-12 amends FASB Accounting Standard Codification subtopic 740-10 Income Taxes to include paragraph 740-10-S99-4. On March 30, 2010 The President signed the Health Care & Education Affordable Care Act reconciliation bill that amends its previous Act signed on March 23, 2010. FASB Codification topic 740, Income Taxes, requires the measurement of current and deferred tax liabilities and assets to be based on provisions of enacted tax law. The effects of future changes in tax laws are not anticipated.” Therefore, the different enactment dates of the Act and reconciliation measure may affect registrants with a period-end that falls between March 23, 2010 (enactment date of the Act), and March 30, 2010 (enactment date of the reconciliation measure). However, the announcement states that the SEC would not object if such registrants were to account for the enactment of both the Act and the reconciliation measure in a period ending on or after March 23, 2010, but notes that the SEC staff “does not believe that it would be appropriate for registrants to analogize to this view in any other fact patterns.”

In April 2010, the FASB issued Accounting Standard Update No. 2010-13 “Stock Compensation” (Topic 718). ASU No.2010-13 provides amendments to Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity's equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity.

NETWORKING PARTNERS, INC.
(A Development Stage Company)
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS
March 31, 2011

The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The amendments in this Update should be applied by recording a cumulative-effect adjustment to the opening balance of retained earnings. The cumulative-effect adjustment should be calculated for all awards outstanding as of the beginning of the fiscal year in which the amendments are initially applied, as if the amendments had been applied consistently since the inception of the award. The cumulative-effect adjustment should be presented separately. Earlier application is permitted.

NOTE 5 - SEGMENT REPORTING

In June, 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 131,”Disclosures About Segments of an Enterprises and Related Information”. This Statement requires companies to report information about operating segments in interim and annual financial statements. It also requires segment disclosures about products and services, geographic areas, and major customers. The Company determined that it did not have any separately reportable operating segments as of December 31, 2010.

NOTE 6 - INCOME TAXES

Due to the operating loss and the inability to recognize an income tax benefit there is no provision for current or deferred federal or state income taxes for the period ended March 31, 2011.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

NOTE 7 - INTANGIBLE ASSET

On December 21, 2010, the Company acquired two web-sites, koini.com and koiniclub.com, from a Canadian entity, Anne’s Diary, Inc., in the amount of $3,630,000 via a stock subscription agreement. The agreement states that the Company must amend its Articles of Incorporation to increase authorized common stock to enable the distribution of the appropriate amount of shares to Anne’s Diary, in an amount equal 49% of issued and outstanding, immediately following the approved Certificate of Amendment in the State of Nevada, no later than 180 days of the transaction.

The web–sites were valued using various methods including adherence to Emerging Issues Task Force 002 (EITF-002), the market value approach, and the income approach utilizing a capitalization rate calculated from the Ibbotson’s build-up method applied to projected future cash flows. The participants also considered FAS 157’s definition of fair value which is the amount at which the asset could be bought or sold in a current transaction between willing parties, or transferred to an equivalent party.

NETWORKING PARTNERS, INC.
(A Development Stage Company)
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS
March 31, 2011

Intangible assets are carried at cost and amortized over their estimated useful lives, generally on a straight-line basis. The Company reviews identifiable amortizable intangible assets to be held and used for impairment whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. Determination of recoverability is based on the lowest level of identifiable estimated undiscounted cash flows resulting from use of the asset and its eventual disposition. Measurement of any impairment loss is based on the excess of the carrying value of the asset over its fair value.

NOTE 8  - STOCKHOLDERS’ EQUITY

A) Common Stock

The company’s Articles of Incorporation authorize the issuance of 75,000 common shares at $0.001 par value per share.

Between November 2 and November 20, 2010, stock subscription agreements were executed in the amount of $7,556 for 7,556,327 shares of common stock. The agreements stated that the stock will be delivered when the Company amends its Articles to increase the amount of shares sufficient for distribution.

On December 21 2010 the Company purchased functioning social networking websites called koini.com and koiniclub.com with aggregate, as of March 31 2011, of over 140,000 active members. The Company intends to distribute, according to the terms of the purchase agreement, a sufficient amount of shares to a Canadian corporation called Anne´s Diary Inc. to provide a 49% stake in the issued and outstanding immediately following the approval of the Certificate of Amendment with the State of Nevada. The agreement states that if the Company’s authorized shares and subsequent delivery of stock is not consummated within 180 days of the date of the agreement, it becomes null and void.

On January 5, 2011, the Company filed amended Articles of Incorporation increasing the amount of common shares to 13,000,000 at $0.001 par value per share.

The total amount of issued and outstanding shares for the period ended March 31, 2011 was 13,000,000.

NETWORKING PARTNERS, INC.
(A Development Stage Company)
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS
March 31, 2011

NOTE 9  - SUBSEQUENT EVENTS

On April 11, 2011, the Company filed amended Articles of Incorporation to increase the amount of common shares to 95,000,000 and creating 5,000,000 preferred shares par value $.001 per share.  Under Nevada corporation law, our board of directors may issue one or more series of preferred stock. If we decide to issue any additional preferred stock in the future, our board of directors will determine the number of shares and the rights, preferences and limitations of each series. These rights, preferences and limitations may include specific designations, number of shares, dividend, liquidation, redemption and voting rights.

On April 12, 2011, the Company issued 7,260,000 common shares to Anne´s Diary, Inc consummating the purchase of the social networking websites as per agreement.

On April 27, 2011, the Company received the full amount due, $7,556, for the 7,556,327 common shares previously subscribed and we issued such shares.

Independent Auditor’s Report

To the Shareholders

Networking Partners, Inc.
857 Sarno Road
Melbourne, FL 32935

We have audited the accompanying balance sheet of Networking Partners, Inc. for the period from inception (November 2, 2010) through December 31, 2010, and the related statements of operations, changes in shareholders’ equity, and cash flows for the period then ended. These financial statements are the responsibility of Networking Partners, Inc. management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Networking Partners, Inc. for the period from inception (November 2, 2010) through December 31, 2010, and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed further in Note 1, the Company has been in the development stage since its inception (November 2, 2010) and continues to incur significant losses. The Company's viability is dependent upon its ability to obtain future financing and the success of its future operations. These factors raise substantial doubt as to the Company's ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  Labrozzi & Co., P.A.
Labrozzi & Co., P.A.
Miami, Florida
April 28, 2011

NETWORKING PARTNERS, INC.
(A Development Stage Company)
Consolidated Balance Sheet
November 2, 2010 (Date of Inception) through December 31, 2010

ASSETS
Stock Subscriptions Receivable	7,556
Intangible Asset - Web Sites	3,630,000

Total Assets	$3,637,556

LIABILITY SHAREHOLDERS' EQUITY

Due to shareholder	$3,500
Derivative liability	3,630,000

Total Liabilities	3,633,500

Common Stock: 75,000 shares authorized; $0.001 par value
no shares issued and outstanding	-
Common stock subscribed: 7,556,000 common shares	7,556
Accumulated Deficit	(3,500)

Total Shareholders' Equity	4,056

Total Liability and Shareholders' Equity	$3,637,556

The accompanying notes are an integral part of these financial statements.

NETWORKING PARTNERS, INC.
(A Development Stage Company)
Consolidated Statement of Operations
For the Period from November 2, 2010 (Date of Inception) through December 31, 2010

Expenses
General and Administrative	3,500

Total Expenses	3,500

Net Loss	(3,500)

Basic and Diluted Profit per Share	$0

Basic and Diluted Weighted Average Number of Shares Outstanding	0

The accompanying footnotes are an integral part of these financial statements.

NETWORKING PARTNERS, INC.
(A Development Stage Company)
Consolidated Statement of Changes in Shareholders' Equity
For the Period from November 2, 2010 (Date of Inception) through December 31, 2010

				Total
	Common Stock Subscribed		Accumulated	Shareholders'
	Shares	Amount	Deficit	Equity

Balance at inception November 2, 2010	-	$-	$-	$-

Common stock subscribed	7,556,000	7,556	-	7,556

Net Loss	-	-	(3,500)	(3,500)

Balance December 31, 2010	7,556,000	$7,556	$(3,500)	$4,056

The accompanying footnotes are an integral part of these financial statements.

NETWORKING PARTNERS, INC.
(A Development Stage Company)
Consolidated Statement of Cash Flows
For the Period from November 2, 2010 (Date of Inception) through December 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,500)
Adjustments to reconcile net loss to net cash used in by
operating activities:
Changes in operating assets and operating liabilities:
Stock subscription receivable	(7,556)
Due to shareholder	3,500

Net cash used in operating activities	(7,556)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common stock subscribed	7,556

Net Cash Provided By Financing Activities	7,556

NET INCREASE IN CASH AND CASH EQUIVALENTS	-

CASH BEGINNING OF PERIOD	-

CASH END OF PERIOD	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:

Interest paid	$-
Income taxes	$-

The accompanying footnotes are an integral part of these financial statements.

NETWORKING PARTNERS, INC.
(A Development Stage Company)
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS
For the Period from November 2, 2010 (Date of Inception) through December 31, 2010

NOTE 1 - ORGANIZATION, BUSINESS, AND OPERATIONS

Networking Partners, Inc. (the “Company”) was organized under the laws of the State of Nevada on November 2, 2010.The Company´s business is based on developing tools and technology in connection with the acquisition of the same, and partnering with compatible businesses for in-house developed projects aimed at developing networking systems where children could interact electronically with parental guidance. These applications include social networking at its core. For children under thirteen to be introduced to the web and social networking, the law requires parental consent. Children under thirteen have a direct and moderated social networking experience, accompanied by online encrypted security parameters, offered through a platform that ensures privacy of information.

On November 5, 2010, the Company created a wholly owned foreign subsidiary named Koini, Inc, (KOINI) a Canadian corporation located on Prince Edward Island, Canada. Koini was setup as a special purpose company to manage and continually develop koini.com and koiniclub.com, two fully functional social networking web-sites purchased from a third party on December 21, 2010. The websites were purchased by the Company to have Koini run and manage. Koini.com and koiniclub.com’s target market are young people between the ages of 7 and 13. The functionality of the websites is comparable to the combination of Facebook, Twitter and Myspace’s networking applications. The websites’ customizable profiles and pages provide a Myspace feel and the functionality of its ‘Friending’ and “Groups” provide a Facebook feel.  As of December 31, 2010, koini.com and koiniclub.com had accumulated approximately 120,000 members.

NOTE 2 - DEVELOPMENT STAGE ENTERPRISE

The Company is in the development stage as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities. The Company is primarily engaged in the development of social media platforms. The initial focus of the Company’s research and development efforts will be the generation of products and services for web-sites geared toward the children’s market. The production and marketing of the Company’s web-sites and its ongoing research and development activities will be subject to extensive review by the Company’s management and Board of Directors. The Company’s success will depend in part on its ability to generate advertising sales. There can be no assurance of the Company’s successful efforts.

For the year ended December 31, 2010, there were no revenues. The Company has no significant operating history from November 2, 2010, (inception) to December 31, 2010. The accompanying financial statements for the year ended December 31, 2010 have been prepared assuming the Company will continue as a going concern. During the year 2011, management intends to raise additional debt and/or equity financing to fund future operations and to provide additional working capital. However, there is no assurance that such financing will be consummated or obtained in sufficient amounts necessary to meet the Company’s financial needs. Revenues are anticipated to commence once its advertising sales commence, internal currency, Koini Credits system, paid competition, and many other revenue streams are implemented.

NETWORKING PARTNERS, INC.
(A Development Stage Company)
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS
For the Period from November 2, 2010 (Date of Inception) through December 31, 2010

The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which assumes the Company will realize its assets and discharge its liabilities in the normal course of business.  As reflected in the accompanying financial statements, the Company has a deficit accumulated during the period November 2, 2010 to December 31, 2010 of $3,500, with no revenues and used cash from operations of $3,500 since its inception, and has a working capital deficiency of $0, at December 31, 2010.

The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The accompanying financial statements do not include any adjustments that might arise as a result of this uncertainty.

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation. The consolidated financial statements include the accounts of Networking Partners, Inc. and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated. Investments in entities in which the Company can exercise significant influence, but does not own a majority equity interest or otherwise control, are accounted for using the equity method and are included as investments in equity interests on the consolidated balance sheets. The Company has included the results of operations of acquired companies from the date of acquisition.

Cash and Cash Equivalents- For purposes of the Statement of Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

NETWORKING PARTNERS, INC.
(A Development Stage Company)
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS
For the Period from November 2, 2010 (Date of Inception) through December 31, 2010

Management’s Use of Estimates- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The financial statements above reflect all of the costs of doing business.

Revenue Recognition.  In October 2009, FASB amended the accounting standard for multiple deliverable revenue arrangements, which provided updated guidance on whether multiple deliverables exist, how deliverables in an arrangement should be separated, and how consideration should be allocated. This standard eliminates the use of the residual method and will require arrangement consideration to be allocated based on the relative selling price for each deliverable. The selling price for each arrangement deliverable can be established based on vendor specific objective evidence (“VSOE”) or third-party evidence (“TPE”) if VSOE is not available. The new standard provides additional flexibility to utilize an estimate of selling price (“ESP”) if neither VSOE nor TPE is available.

The Company elected to early adopt this accounting standard, at inception, on a prospective basis. The adoption of this standard did not have a significant impact on the Company’s revenue recognition for multiple deliverable arrangements. Upon adoption, the selling prices for certain custom advertising solutions may use the best estimate of selling price as provided under the new standard. The adoption of this standard did not have a material impact on the Company’s consolidated financial position, cash flows, or results of operations for the year ended December 31, 2010.

In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the related fee is reasonably assured. The Company’s arrangements generally do not include a provision for cancellation, termination, or refunds that would significantly impact revenue recognition.

Revenue is generated from several offerings including the display of graphical advertisements (“display advertising”), and other sources.

The Company recognizes revenue from display advertising on koini.com, koiniclub.com and affiliate sites as “impressions” are delivered. Impressions are delivered when an advertisement appears in pages viewed by users. Arrangements for these services generally have terms of up to one year and in some cases the terms may be up to three years. For display advertising on affiliate sites, the Company will pay affiliates for the revenue generated from the display of these advertisements on the affiliate sites. Traffic acquisition costs (“TAC”) are payments made to third-party entities that have integrated the Company’s advertising offerings into their Websites or other offerings and payments made to companies that direct consumer and business traffic to koini.com and/or koiniclub.com. The display revenue derived from these arrangements that involve traffic supplied by affiliates is reported gross of the TAC paid to affiliates as the Company is the primary obligor to the advertisers who are the customers of the display advertising service.

NETWORKING PARTNERS, INC.
(A Development Stage Company)
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS
For the Period from November 2, 2010 (Date of Inception) through December 31, 2010

The Company has not yet begun offering customized display advertising solutions to advertisers. These customized display advertising solutions combine the Company’s standard display advertising with customized content, customer insights, and campaign analysis. Due to the unique nature of these products, the Company may not be able to establish selling prices based on historical stand-alone sales or third-party evidence; therefore, the Company may use its best estimate to establish selling prices. The Company establishes best estimates within a range of selling prices considering multiple factors including, but not limited to, class of advertiser, size of transaction, seasonality, margin objectives, observed pricing trends, available online inventory, industry pricing strategies, and market conditions. The Company believes the use of the best estimates of selling price allows revenue recognition in a manner consistent with the underlying economics of the transaction.

Comprehensive Income (Loss) - The Company reports Comprehensive income and its components following guidance set forth by section 220-10 of the FASB Accounting Standards Codification which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There were no items of comprehensive income (loss) applicable to the Company during the period covered in the financial statements.

Net Income per Common Share- Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.  There were no potentially dilutive shares outstanding as of December 31, 2010.

Deferred Taxes -  The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Fair Value of Financial Instruments- The carrying amounts reported in the balance sheet for cash, accounts receivable and payable approximate fair value based on the short-term maturity of these instruments.

Impairment of Long-Lived Assets- The Company evaluates the recoverability of its fixed assets and other assets in accordance with section 360-10-15 of the FASB Accounting Standards Codification for disclosures about Impairment or Disposal of Long-Lived Assets.  Disclosure requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds its expected cash flows. If so, it is considered to be impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. The Company adopted the statement on inception. No impairments of these types of assets were recognized during the period ended December 31, 2010.

NETWORKING PARTNERS, INC.
(A Development Stage Company)
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS
For the Period from November 2, 2010 (Date of Inception) through December 31, 2010

Stock-Based Compensation- The Company accounts for stock-based compensation using the fair value method following the guidance set forth in section 718-10 of the FASB Accounting Standards Codification for disclosure about Stock-Based Compensation. This section requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award- the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

Fair Value for Financial Assets and Financial Liabilities- The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments.  Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at December 31, 2010, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the period ended December 31, 2010.

NETWORKING PARTNERS, INC.
(A Development Stage Company)
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS
For the Period from November 2, 2010 (Date of Inception) through December 31, 2010

Recent Accounting Pronouncements

In March 2010, the FASB issued Accounting Standard Update No. 2010-11 “Derivatives and Hedging” (Topic 815). ASU No. 2010-11 update provides amendments to subtopic 815-15, Derivatives and hedging. The amendments clarify about the scope exception in paragraph 815-10-15-11 and section 815-15-25 as applicable to the embedded credit derivatives. The ASU is effective on the first day of the first fiscal quarter beginning after June 15, 2010. Therefore, for a calendar-year-end entity, the ASU becomes effective on July 1, 2010. Early application is permitted at the beginning of the first fiscal quarter beginning after March 5, 2010

In April 2010, the FASB issued Accounting Standard Update No. 2010-12. “Income Taxes” (Topic 740). ASU No.2010-12 amends FASB Accounting Standard Codification subtopic 740-10 Income Taxes to include paragraph 740-10-S99-4. On March 30, 2010 The President signed the Health Care & Education Affordable Care Act reconciliation bill that amends its previous Act signed on March 23, 2010. FASB Codification topic 740, Income Taxes, requires the measurement of current and deferred tax liabilities and assets to be based on provisions of enacted tax law. The effects of future changes in tax laws are not anticipated.” Therefore, the different enactment dates of the Act and reconciliation measure may affect registrants with a period-end that falls between March 23, 2010 (enactment date of the Act), and March 30, 2010 (enactment date of the reconciliation measure). However, the announcement states that the SEC would not object if such registrants were to account for the enactment of both the Act and the reconciliation measure in a period ending on or after March 23, 2010, but notes that the SEC staff “does not believe that it would be appropriate for registrants to analogize to this view in any other fact patterns.”

In April 2010, the FASB issued Accounting Standard Update No. 2010-13 “Stock Compensation” (Topic 718). ASU No.2010-13 provides amendments to Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity's equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity.

The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The amendments in this Update should be applied by recording a cumulative-effect adjustment to the opening balance of retained earnings. The cumulative-effect adjustment should be calculated for all awards outstanding as of the beginning of the fiscal year in which the amendments are initially applied, as if the amendments had been applied consistently since the inception of the award. The cumulative-effect adjustment should be presented separately. Earlier application is permitted.

NETWORKING PARTNERS, INC.
(A Development Stage Company)
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS
For the Period from November 2, 2010 (Date of Inception) through December 31, 2010

NOTE 5 - SUPPLEMENTAL CASH FLOW INFORMATION

Supplemental disclosures of cash flow information for the period ended December 31, 2010 is summarized as follows:

Cash paid during the period ended December 31, 2010 for interest and income taxes:

2010
Interest	$—
Taxes	$—

NOTE 6 - SEGMENT REPORTING

In June, 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 131,”Disclosures About Segments of an Enterprises and Related Information”. This Statement requires companies to report information about operating segments in interim and annual financial statements. It also requires segment disclosures about products and services, geographic areas, and major customers. The Company determined that it did not have any separately reportable operating segments as of December 31, 2010.

NOTE 7 - INCOME TAXES

Due to the operating loss and the inability to recognize an income tax benefit there is no provision for current or deferred federal or state income taxes for the period ended December 31, 2010.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

The Company’s total deferred tax asset, calculated using federal and state effective tax rates, as of December 31, 2010 is as follows:

Total Deferred Tax Asset	$0
Valuation Allowance	(0)
Net Deferred Tax Asset	$—

NETWORKING PARTNERS, INC.
(A Development Stage Company)
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS
For the Period from November 2, 2010 (Date of Inception) through December 31, 2010

The reconciliation of income taxes computed at the federal statutory income tax rate to total income taxes for the period from inception through December 31, 2010 is as follows:

2010
Income tax computed at the federal statutory rate	34%
State income tax, net of federal tax benefit	0%
Total	34%
Valuation allowance	(34)%
Total deferred tax asset	0%

Because of the Company’s lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance. The valuation allowance has increased by approximately $0 for the period ending December 31, 2010.

NOTE 8 - INTANGIBLE ASSET

On December 21, 2010, the Company acquired two web-sites, koini.com and koiniclub.com, from a Canadian entity, Anne’s Diary, Inc., in the amount of $3,630,000 via a stock subscription agreement. The agreement states that the Company must amend its Articles of Incorporation to increase authorized common stock to enable the distribution of the appropriate amount of shares to Anne’s Diary, in an amount equal 49% of issued and outstanding, immediately following the approved Certificate of Amendment in the State of Nevada, no later than 180 days of the transaction.

The web –sites were valued using various methods including adherence to Emerging Issues Task Force 002 (EITF-002), the market value approach, and the income approach utilizing a capitalization rate calculated from the Ibbotson’s build-up method applied to projected future cash flows. The participants also considered FAS 157’s definition of fair value which is the amount at which the asset could be bought or sold in a current transaction between willing parties, or transferred to an equivalent party.

Intangible assets are carried at cost and amortized over their estimated useful lives, generally on a straight-line basis. The Company reviews identifiable amortizable intangible assets to be held and used for impairment whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. Determination of recoverability is based on the lowest level of identifiable estimated undiscounted cash flows resulting from use of the asset and its eventual disposition. Measurement of any impairment loss is based on the excess of the carrying value of the asset over its fair value.

NETWORKING PARTNERS, INC.
(A Development Stage Company)
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS
For the Period from November 2, 2010 (Date of Inception) through December 31, 2010

NOTE 9  - STOCKHOLDERS’ EQUITY

A) Common Stock

The company’s Articles of Incorporation authorize the issuance of 75,000 common shares at $0.001 par value per share.

The following transactions occurred during 2010:

Between November 2 and November 20, 2010, stock subscription agreements were executed in the amount of $7,556 for 7,556,327 shares of common stock. The agreements stated that the stock will be delivered when the Company amends its Articles to increase the amount of shares sufficient for distribution. On April 11, 2011, a Certificate of Amendment to the Articles was approved by the State of Nevada (see NOTE 10 – SUBSEQUENT EVENTS).

On December 21 2010 the Company purchased functioning social networking websites called koini.com and koiniclub.com with an aggregate of over 120,000 active members. The Company intends to distribute, according to the terms of the purchase agreement, a sufficient amount of shares to a Canadian corporation called Anne´s Diary Inc. to provide a 49% stake in the issued and outstanding immediately following the approval of the Certificate of Amendment with the State of Nevada. The agreement states that if the Company’s authorized shares and subsequent delivery of stock is not consummated within 180 days of the date of the agreement, it becomes null and void.

NOTE 10  - SUBSEQUENT EVENTS

On January 5, 2011, the Company filed amended Articles of Incorporation increasing the amount of common shares to 13,000,000 par value at $0.001 per share.

On April 11, 2011, the Company filed amended Articles of Incorporation to increase the amount of common shares to 95,000,000 and creating 5,000,000 preferred shares par value $.001 per share. Also, as of April 11, 2011, we are authorized to issue 5,000,000 shares of preferred stock. Under Nevada corporation law, our board of directors may issue one or more series of preferred stock. If we decide to issue any additional preferred stock in the future, our board of directors will determine the number of shares and the rights, preferences and limitations of each series. These rights, preferences and limitations may include specific designations, number of shares, dividend, liquidation, redemption and voting rights.

On April 12, 2011, the Company issued 7,260,000 common shares to Anne´s Diary Inc consummating the purchase of the social networking websites as per agreement.

On April 27, 2011, the Company received the full amount due, $7,556, for the 7,556,327 common shares previously subscribed and issued such shares.

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Networking Partners, Inc., except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

●	except the common stock covered by this prospectus
●	in any jurisdiction in which the distribution, offer or solicitation is not authorized
●	in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;
●	to any person who is not a United States resident or who is outside the jurisdiction of the United States

The delivery of this prospectus or any accompanying sale does not imply that:

●	there have been no changes in the affairs of Networking Partners, Inc. after the date of this prospectus; or
●	the information contained in this prospectus is correct after the date of this prospectus.

During the 180 days following the date of this prospectus, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

PROSPECTUS

5,000,000 Shares of Common Stock

NETWORKING PARTNERS, INC.

__________, 2011

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The estimated expenses of the offering all of which are to be paid by the registrant are as follows (to be provided by Amendment):

SEC Registration Fee	$
Printing Expenses
Accounting Fees and Expenses
Legal Fees and Expenses
Blue Sky Fees/Expenses
Miscellaneous
TOTAL	$

Item 14. Indemnification of Officers and Directors

Our articles of incorporation, as amended, and bylaws, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty.  The effect of these provisions of our articles of incorporation, as amended, and bylaws, is to eliminate our rights and our shareholders (through shareholders’ derivative suits on behalf of our Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute.  We believe that the indemnification provisions in our articles of incorporation, as amended, and bylaws, are necessary to attract and retain qualified persons as directors and officers.

Under the Nevada Corporation Law and our articles of incorporation, as amended, and bylaws, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his “duty of care.”  This provision does not apply to the directors’ (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption.  This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

Since our incorporation on November, 2, 2010, we have issued the following securities without registration under the Securities Act of 1933, as amended:

From November 2, 2010, to November 20, 2010, we received subscriptions for an aggregate of 7,556,327 restricted shares of our common stock from 13 investors who were not citizens or residents of the United States (including 500,000 shares to our Chief Financial Officer, Enzo Taddei) and one (1) U.S resident, our President, Pino G. Baldassarre.  The consideration for such issuances was $0.001 per share, which is the par value of our common stock. Certificates for these 7,556,327 shares were actually issued on April 27, 2011, when the Company received payment in full for these 7,556,327 shares on April 27, 2011.

Sub-Total:  7,556,327 shares of common stock outstanding after this issuance.

On December 21, 2010, we entered into a Websites Purchase Agreement with Anne’s Diary, Inc. pursuant to which we acquired our www.koini.com and www.koiniclub.com web sites in exchange for 7,260,000 shares of our common stock valued at $.50 per share. We issued the 7,260,000 shares to Anne’s Diary, Inc. on April 12, 2011.

Total:  14,816,327 shares of common stock outstanding after the issuance.

On April 14, 2011, we issued a $50,000 Convertible Note to our President, Pino G. Baldassarre. The note bears interest at the rate of 10% per annum and is due and payable on or before October 14, 2011.  Mr. Baldassarre has made advances to or on behalf of the Company in the amount of $3,500 since our inception and has verbally committed to advance an additional $46,500 to fund our operations over the next few months.  The note is convertible into shares of our Common Stock at a conversion rate of $.10 per share.  The note holder can convert the principal and accrued interest on the note into shares of our Common Stock.

A total of 14,316,327 shares were issued to 14 investors who were not citizens or residents of the United States in reliance on the exemption under Regulation S promulgated under the 33 Act.

We believe that Regulation S was available to us because:

•	None of these issuances involved underwriters, underwriting discounts or commissions;
•	We placed Regulation S required restrictive legends on all certificates issued;
•	No offers or sales of stock under the Regulation S offering were made to persons in the United States; and
•	No direct selling efforts of the Regulation S offering were made in the United States.

The 500,000 shares of common stock and the Convertible Note issued to Pino G. Baldassarre, an officer and director of the Company, were issued in reliance on the exemption from registration pursuant to Section 4(2) of the 33 Act.

EXHIBITS

The following Exhibits are filed as part of this Registration Statement:

Exhibit No.	Document Description

3.1(i)	Articles of Incorporation filed with the Nevada Secretary of State on November 2, 2010.

3.1(ii)	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on January 5, 2011.

3.1(iii)	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on April 11, 2011.

3.2	Bylaws.

4.1	Specimen Stock Certificate.

5.1	Opinion and Consent of Law Offices of David E. Wise, P.C.

10.1	Websites Purchase Agreement dated December 21, 2010, by and between Networking Partners, Inc. and Anne’s Diary, Inc.

10.2	Subscription Agreement for Regulation S Offering of Common Stock (template)

10.3	$50,000 Convertible Note dated April 14, 2011, issued to Pino G. Baldassarre

14	Code of Business Conduct and Ethics Adopted April 11, 2011.

23.1	Consent of Labrozzi & Company, P.A.

24.1	Power of Attorney (included in signature page)

99.1	Subscription Agreement.

*       The above exhibits are filed herewith.

UNDERTAKINGS

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Intentionally omitted.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	Intentionally omitted.

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Melbourne, Florida, on the 29th day of April, 2011.

NETWORKING PARTNERS, INC.

By:	/s/ Pino G. Baldassarre
Pino G. Baldassarre, President

POWER OF ATTORNEY

The undersigned directors and officers of Networking Partners, Inc. hereby constitute and appoint Pino G. Baldassarre and Enzo Taddei, each of them, with full power to act without the other and with full power of substitution and re-substitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement his been signed by the following persons in the capacities and on the dates indicated.

/s/ Pino G. Baldassarre	April 29, 2011
Pino G. Baldassarre
President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Enzo Taddei	April 29, 2011
Enzo Taddei
Chief Financial Officer and Director (Principal Accounting Officer)

/s/ David Bradley-Ward	April 29, 2011
David Bradley-Ward
Chief Operating Officer and Director

/s/ Jorge Sariego Sanchez	April 29, 2011
Jorge Sariego Sanchez
Chief Technical Officer and Director